      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997


                                                       REGISTRATION NO. 333-1634
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 8

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                SPORTSTRAC, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         DELAWARE                     7380                    84-1320893
     (STATE OR OTHER            (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF               INDUSTRIAL           IDENTIFICATION NUMBER)
      ORGANIZATION)            CLASSIFICATION CODE
                                     NUMBER)

                            ------------------------

                            6900 E. BELLEVIEW AVENUE
                                   SUITE 200
                           ENGLEWOOD, COLORADO 80111
                                 (303) 771-3733
       (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND
                         PRINCIPAL PLACE OF BUSINESS)

                            ------------------------

                                 MARC SILVERMAN
                            CHIEF EXECUTIVE OFFICER
                            6900 E. BELLEVIEW AVENUE
                                   SUITE 200
                           ENGLEWOOD, COLORADO 80111
                                 (303) 771-3733
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:


         STUART NEUHAUSER, ESQ.                  MITCHELL LAMPERT, ESQ.
       BERNSTEIN & WASSERMAN, LLP                  LAMPERT & LAMPERT
            950 THIRD AVENUE                      10 EAST 40TH STREET
           NEW YORK, NY 10022                      NEW YORK, NY 10016
             (212) 826-0730                          (212) 889-7300
          (212) 371-4730 (FAX)                    (212) 889-5732 (FAX)

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as reasonably practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                     PROPOSED
                                                 MAXIMUM OFFERING         PROPOSED
     TITLE OF EACH CLASS         AMOUNT TO BE        PRICE PER       MAXIMUM AGGREGATE         AMOUNT OF
OF SECURITIES TO BE REGISTERED   REGISTERED(1)      SECURITY(2)        OFFERING PRICE       REGISTRATION FEE
------------------------------   -------------   ----------------    -----------------      ----------------
Common Stock, par value $.01
per share(3)..................      776,250            $6.00             $4,657,500            $1,411.22

Representative's Purchase
Option to purchase shares of
Common Stock(4)...............      67,500            $0.001               $67.50                $0.02

Common Stock, par value $.01
per share, underlying
Underwriter's Purchase
Option(4).....................      67,500             $9.90              $668,250              $202.48
                                                                       -------------          ---------
TOTAL.........................                                         $5,325,817.50          $1,613.72(5)
                                                                       -------------          ---------
                                                                       -------------          ---------



(1) Pursuant to Rule 416 under the Securities Act of 1933 (the 'Act'), this Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in the Representative's Purchase Option. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.


(2) Estimated solely for purposes of calculating registration fee.


(3) Includes 101,250 shares of Common Stock subject to the Underwriters' over-allotment option (the 'Over-Allotment Option').



(4) The Representative's Purchase Option entitles the Representative to purchase up to 67,500 shares of Common Stock at $9.90 per share (the
    'Representative's Purchase Option').


(5) Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                                SPORTSTRAC, INC.

                             CROSS REFERENCE SHEET

               (SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
             REQUIRED BY ITEMS 1 THROUGH 23, PART I, OF FORM SB-2)

            ITEM IN FORM SB-2                       PROSPECTUS CAPTION
----------------------------------------- --------------------------------------
1. Front of Registration Statement and
     Outside Front Cover of Prospectus... Facing Page of Registration Statement;
                                          Outside Front Page of Prospectus
2. Inside Front and Outside Back Cover
     Pages of Prospectus................. Inside Front Cover Page of Prospectus;
                                          Outside Back Cover Page of Prospectus
3. Summary Information and Risk
     Factors............................. Prospectus Summary; Risk Factors

4. Use of Proceeds....................... Use of Proceeds

5. Determination of Offering Price....... Outside Front Cover Page of
                                          Prospectus; Underwriting; Risk Factors

6. Dilution.............................. Dilution; Risk Factors

7. Selling Securityholders............... Not Applicable

8. Plan of Distribution.................. Outside Front Cover Page of
                                          Prospectus; Risk Factors; Underwriting

9. Legal Proceedings..................... Business--Litigation

10. Directors, Executive Officers,
     Promoters and Control Persons....... Management

11. Security Ownership of Certain
     Beneficial Owners and Management.... Principal Stockholders

12. Description of Securities............ Description of Securities;
                                          Underwriting
13. Interest of Named Experts and
     Counsel............................. Experts; Legal Matters

14. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities......................... Underwriting; Certain Transactions

15. Organization Within Last 5 Years..... Prospectus Summary; The Company;
                                          Business

16. Description of Business.............. Business; Risk Factors

17. Management's Discussion and Analysis
     or Plan of Operation................ Management's Discussion and Analysis
                                          of Financial Condition and Results of
                                          Operations

18. Description of Property.............. Business--Facilities

19. Certain Relationships and Related
     Transactions........................ Certain Transactions

20. Market for Common Equity and Related
     Stockholder Matters................. Outside Front Cover Page of
                                          Prospectus; Prospectus Summary;
                                          Description of Securities;
                                          Underwriting

21. Executive Compensation............... Management--Executive Compensation

22. Financial Statements................. Selected Financial Data; Financial
                                          Statements
23. Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosures............... Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.


                    SUBJECT TO COMPLETION, DATED MAY 6, 1997


PROSPECTUS
                                SPORTSTRAC, INC.


                         675,000 SHARES OF COMMON STOCK

                            PAR VALUE $.01 PER SHARE

                        OFFERING PRICE PER SHARE--$6.00

                            ------------------------

     SportsTrac, Inc., a Delaware corporation (the 'Company' or 'SportsTrac'), hereby offers (the 'Offering') 675,000 shares of common stock, par value $.01 per share (the 'Common Stock' or 'Shares'). See 'Risk Factors' and 'Description of Securities.'



     Prior to this Offering, there has been no public market for the Common Stock. The offering price of the Common Stock has been determined by negotiations between the Company and I. A. Rabinowitz & Co., the representative of the several underwriters of this Offering (the 'Representative'), and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. For additional information regarding the factors considered in determining the initial public offering price of the Common Stock, see 'Risk Factors--No Prior Public Market for Common Stock,' 'Description of Securities' and 'Underwriting.'



     The Company has applied for the inclusion of the Common Stock on the National Association of Securities Dealers ('NASD') OTC Bulletin Board, an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than on a national stock exchange or The Nasdaq Stock Market, Inc. ('Nasdaq'), and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for a national stock exchange or Nasdaq. There can be no assurance that the Company's application for inclusion of its Common Stock on the OTC Bulletin Board will be approved or that, if approved, a regular trading market for its Common Stock will develop after this Offering or that, if developed, a regular trading market will be sustained. In the event the Common Stock is not included on the OTC Bulletin Board, quotes for the Common Stock may be included in the 'pink sheets' for the over-the-counter market. If the Company's Common Stock trades for less the $5.00 per share on the OTC Bulletin Board or the 'pink sheets,' it will become subject to the Commission's penny stock disclosure requirements. While the Company has applied for inclusion of its Common Stock on the Nasdaq SmallCap Market, the application was denied by the Nasdaq staff. The Company's appeal was denied by the Nasdaq Listing Qualifications Panel ('Listing Committee'). The Company's further appeal was denied by the Nasdaq Listing and Hearing Review Committee. See 'Risk Factors--Lack of Prior Market for Common Stock; No Assurance of Public Trading Market; Denial of Nasdaq Listing' and 'Penny Stock Regulations May Impose Certain Restrictions on Marketability of Company's Common Stock.'

                            ------------------------

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
   AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK
    OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD
        THE LOSS OF THEIR ENTIRE INVESTMENT. SEE 'DILUTION' AND 'RISK
                       FACTORS' WHICH BEGIN ON PAGE 6.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 PRICE TO   UNDERWRITING DISCOUNTS  PROCEEDS TO
                  PUBLIC      AND COMMISSIONS(1)     COMPANY(2)
                ----------  ----------------------  -----------
Per Share......   $6.00             $0.60              $5.40

Total(3)....... $4,050,000         $405,000          $3,645,000



                                                            (Notes on next page)



                             I. A. RABINOWITZ & CO.



               THE DATE OF THIS PROSPECTUS IS             , 1997

(Notes to Cover)
------------------

(1) Does not reflect additional compensation to be received by the Representative from the Company in the form of: (i) a non-accountable expense allowance of $121,500 ($139,725 if the Over-Allotment Option (as hereinafter defined) is exercised in full) (ii) a three (3) year financial advisory and investment banking agreement providing for aggregate fees of $100,000 payable in advance at the closing of this Offering, and (iii) an option to purchase 67,500 shares of Common Stock at $9.90 per share (the 'Representative's Purchase Option'), exercisable for a period of four (4) years commencing one (1) year from the effective date of this Offering. The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Act'). See 'Underwriting.'



(2) Before deducting expenses of the Offering payable by the Company estimated at $721,500 including the Representative's non-accountable expense allowance and financial advisory fee referred to in Footnote (1) (not assuming exercise of the Over-Allotment Option), registration fees, transfer agent fees, NASD fees, Blue Sky filing fees and expenses, legal fees and expenses, and accounting fees and expenses. After deducting such expenses, the net proceeds to the Company will be approximately $2,923,500. See 'Use of Proceeds' and 'Underwriting.'



(3) Does not include 101,250 additional shares of Common Stock to cover over-allotments which the Underwriters have an option to purchase for thirty
    (30) days from the date of this Prospectus at the initial public offering prices, less the Underwriters' discount (the 'Over-Allotment Option'). If the Over-Allotment Option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and the estimated expenses including the Representative's non-accountable expense allowance and financial advisory fee will be $4,657,500, $465,750, and $739,725, respectively, and the total net proceeds to the Company will be $3,452,025. See 'Underwriting.'



     The securities are offered by the Underwriters on a firm commitment basis, when, as and if delivered to and accepted by the Underwriters, and subject to prior sale, allotment and withdrawal, modification of the offer with notice, receipt and acceptance by the Underwriters named herein and subject to its right to reject orders in whole or in part and to certain other conditions. It is expected that the delivery of the certificates representing the Common Stock and payment therefor will be made at the offices of the Representative on or about
      , 1997.



     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



     A SIGNIFICANT AMOUNT OF THE COMMON STOCK TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITERS WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S COMMON STOCK IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S COMMON STOCK, OF WHICH THERE CAN NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE COMMON STOCK THROUGH AND/OR WITH THE UNDERWRITERS. THE UNDERWRITERS HAVE ADVISED THE COMPANY THAT IT PRESENTLY CANNOT QUANTIFY THE AMOUNT OF THE COMPANY'S COMMON STOCK THAT MAY BE SOLD TO ITS CUSTOMERS. THE UNDERWRITERS HAVE ALSO ADVISED THE COMPANY THAT IT HAS NO AGREEMENTS OR ARRANGEMENTS IN EFFECT WITH CUSTOMERS RELATING TO THE PURCHASE OR SALE OF THE COMPANY'S COMMON STOCK AND IT DOES NOT EXPECT TO HAVE AGREEMENTS OR ARRANGEMENTS IN THE FUTURE.



     ALTHOUGH THEY HAVE NO OBLIGATION TO DO SO, THE UNDERWRITERS MAY FROM TIME TO TIME ACT AS MARKET MAKERS AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S COMMON STOCK. THE UNDERWRITERS, IF THEY PARTICIPATE IN THE MARKET, MAY BECOME DOMINATING INFLUENCES IN THE MARKET FOR THE COMMON STOCK. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITERS WILL OR WILL NOT CONTINUE TO BE DOMINATING INFLUENCES. THE PRICES AND LIQUIDITY OF THE COMMON STOCK OFFERED HEREUNDER MAY THEREFORE BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, TO WHICH THE UNDERWRITERS PARTICIPATE IN SUCH MARKET AND BY WHETHER OR NOT OTHER BROKER-DEALERS MAKE A MARKET IN, OR OTHERWISE PARTICIPATE IN THE MARKET FOR, THE COMPANY'S COMMON STOCK. THE UNDERWRITERS HAVE ADVISED THE COMPANY THAT THEY CANNOT DETERMINE AT PRESENT WHICH BROKER-DEALERS, IF ANY, WILL MAKE A MARKET IN THE COMPANY'S COMMON STOCK. SEE 'RISK FACTORS--LACK OF PRIOR MARKET FOR COMMON STOCK; NO ASSURANCE OF PUBLIC TRADING MARKET; DENIAL OF NASDAQ LISTING.'THE UNDERWRITERS MAY DISCONTINUE THEIR PARTICIPATION IN SUCH MARKET AT ANY TIME OR FROM TIME TO TIME.

                               PROSPECTUS SUMMARY


     The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, all information appearing herein (i) does not give effect to (a) 101,250 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (b) 67,500 shares of Common Stock issuable upon exercise of the Representative's Purchase Option; (c) shares of Common Stock issuable upon exercise of 2,000,000 Class A Warrants (which are owned by certain Bridge Lenders of the Company) and (d) 210,000 employee stock options and 180,000 warrants to purchase Common Stock, (ii) gives effect to the Company's January 1996 20-for-1 stock split and the March 1996 1.2-for-1 stock split, and (iii) gives effect to certain transactions effected immediately prior to the date of this Prospectus. See 'Bridge Financing,' 'Description of Securities,' 'Certain Transactions,' 'Underwriting,' and 'Management--Stock Option Plans and Agreements.' EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.


                                  THE COMPANY

     SportsTrac, Inc., a Delaware corporation ('SportsTrac' or the 'Company'), is a development stage business established in April 1995 (under the name Bogart International Associates, Inc.) to develop and market products designed to enhance and monitor athletic performance. The first product developed by the Company, The SportsTrac(Trademark) System, is a skill evaluation tool that can measure a person's hand-eye coordination and chart day-to-day variations in performance. The Company filed a trademark application on May 6, 1996 with respect to a trademark of the name of The SportsTrac(Trademark) System, and is presently using the name for promotional purposes.


     The SportsTrac(Trademark) System is presently in use (on an experimental basis) by professional baseball and basketball teams and has been used by a professional hockey team in the past. Presently, this professional level sports team version of The SportsTrac(Trademark) System is the only version in use and it is in use only in an uncompleted pilot program, is not yet fully tested or engineered, and is not ready for commercial production and sale to professional sports teams. The Company is endeavoring to adapt the same developed technology by creating prototype versions for a kiosk-based evaluation and information delivery system for health and fitness clubs, as well as for a skill analyzer for golfers and other recreational sports enthusiasts. Additionally, the Company will also endeavor to adapt The SportsTrac(Trademark) System to a consumer entertainment version which will allow users to 'compete' against professional athletes. However, the Company has not yet begun commercial production of any version of its SportsTrac(Trademark) System which the Company anticipates will be commercially available to any of its targeted markets. There can be no assurances that should such adaptations be successfully completed, that such adaptations will achieve market acceptance. See 'Business--Versions of the Company's Single Product.'




     The Company anticipates that it will first establish the value of its developed technology at the professional sports level, and then apply the same technology and analysis to the broad base of recreational athletes, teams and sports clubs. The SportsTrac(Trademark) System is already in use at the professional sports level. The Company has established a pilot program with the Los Angeles Dodgers (Major League Baseball), Anaheim Angels (Major League Baseball), San Diego Padres (Major League Baseball), Minnesota Twins (a Major League Baseball team through their AAA minor league affiliate), Minnesota Timberwolves (National Basketball Association) and Callaway Golf. Additionally, the Company has recently concluded a pilot program with the New York Rangers (a National Hockey League team through their affiliate in the American Hockey League). The Company has signed purchase agreements with the Palm Springs Suns ( a minor league baseball team) and U.S. Golf and Entertainment, Inc. (owners of golf driving ranges) (both of whom are not affiliates of the Company, as that term is defined under the Securities Act of 1933, as amended (The 'Securities Act' or '1933 Act')) to install The SportsTrac(Trademark) System (identical to the professional sports team version) in early 1997. The purchase price for each such system is $20,000.


     The SportsTrac(Trademark) System is based closely on the Critical Tracking Task ('CTT'), a tool created by Systems Technology, Inc. ('STI') for the United States Airforce to evaluate whether military pilots could control experimental aircraft. Since the initial conception of the CTT, 40 years of field testing by the Department of Defense, NASA and the Department of Transportation has supported the CTT's accuracy in assessing the motor skill level of astronauts, pilots, ship captains, and heavy equipment operators. Although the CTT technology was originally developed in an analog format, the scientists at STI adapted the technology to be used with computers and computer software in the early 1960s. The Company has secured an exclusive sublicense from BioFactors, Inc. ('BFI') to market the CTT technology. This sublicense agreement grants the Company exclusive rights solely for sports-related and sports-entertainment applications, so as to not compete with BFI's non-invasive fitness for duty testing device ('FACTOR 1000(Trademark)') for safety-related industrial settings. See 'Business' for a further discussion of the sublicense agreement.



     BFI licenses the software and associated protocols and methodology for the CTT technology from STI. Although BFI's exclusive licensing agreement expires in 2008 (assuming the exercise of all available extensions), as does the Company's own sublicensing agreement with BFI, the Company has negotiated an agreement with STI which allows the Company to assume BFI's rights and obligations should such licensing agreement terminate earlier. This agreement will remain in effect, until the scheduled expiration date of both the license and sublicense agreement, so long as the Company is not in default under any terms of its sublicense agreement with BFI. Pursuant to the Company's sublicense agreement with BFI, the Company agreed to pay BFI $1,000,000, all of which has been paid. In addition, the Company agreed to issue 180,000 warrants to BFI which were subsequently assigned. See 'Certain Relationships and Related Transactions.' The Company is obligated to pay BFI quarterly royalties equal to 8.5 % of the cash receipts from the sale of the Company's products based on the sublicensed technology. Under the terms of the sublicensing agreement, BFI may not register a service mark in connection with the name, marketing, selling or sublicensing of The SportsTrac(Trademark) System. See 'Risk Factors--Potential Loss of Licensed Technology May Affect Operations,' 'Use of Proceeds' and 'Description of Securities.'


     The Company maintains its executive offices at 6900 E. Belleview Avenue, Suite 200, Englewood, Colorado 80111, telephone number (303) 771-3733.

     SEE 'RISK FACTORS' FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                  THE OFFERING


Common Stock Offered by the
  Company ......................... 675,000 shares of Common Stock at a price of
                                    $6.00 per Share. See 'Description of
                                    Securities.'


Common Stock Outstanding Prior to
  the Offering..................... 2,904,000


Common Stock Outstanding Subsequent
  to the Offering(1)............... 3,579,000



Use of Proceeds.................... The net proceeds to the Company from the sale of the Common Stock offered hereby are estimated to be $2,923,500. The net proceeds are expected to be applied for the following purposes: Repayment of certain indebtedness, expansion of the Company's marketing efforts, product development and for working capital purposes.


Risk Factors....................... The securities are subject to a high degree of risk and substantial dilution. See 'Risk
                                    Factors' and 'Dilution.'

Proposed OTC Bulletin Board
  Symbol(2)........................ SPRT

------------------

(1) Does not give effect to (i) 2,000,000 shares of Common Stock issuable upon exercise of Class A Warrants owned by Bridge Lenders of the Company; (ii) 101,250 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (iii) 67,500 shares of Common Stock issuable upon exercise of the Representative's Purchase Option; (iv) 180,000 shares of Common Stock issuable upon exercise of certain warrants, and (viii) 480,000 shares of Common Stock issuable upon exercise of employee stock options. See 'Bridge Financing,' 'Certain Transactions' and 'Description of Securities.'



(2) Application has been made for the inclusion of the Common Stock on the OTC Bulletin Board. See 'Risk Factors--Lack of Prior Market for Common Stock; No Assurance of Public Trading Market; Denial of Nasdaq Listing'.

                         SUMMARY FINANCIAL INFORMATION


     The following summary information has been summarized from the Company's financial statements included elsewhere in the Prospectus. This information should be read in conjunction with the financial statements and the related notes thereto. See 'Financial Statements.'


SUMMARY STATEMENT OF OPERATIONS


                                                                                           PERIOD
                                                                                          APRIL 25,     CUMULATIVE
                                    THREE MONTHS      THREE MONTHS          YEAR            1995          DURING
                                       ENDED             ENDED             ENDED         (INCEPTION)    DEVELOPMENT
                                   MARCH 31, 1997    MARCH 31, 1996       12/31/96       TO 12/31/95       STAGE
                                   --------------    --------------    --------------    -----------    -----------
Revenues........................    $          0      $          0      $          0     $         0    $         0
Gross Profits...................               0                 0                 0               0              0
Operating (loss)................        (223,428)         (344,558)       (1,098,327)       (821,525)    (2,143,280)
Net (loss)......................        (223,428)         (344,558)       (1,098,327)       (821,525)    (2,143,280)
Net (loss) per share............            (.07)             (.11)             (.35)           (.26)          (.69)
Weighted average number of
  common shares outstanding.....       3,114,000         3,114,000         3,114,000       3,114,000      3,114,000


SUMMARY BALANCE SHEET DATA


                                                   DECEMBER 31,     MARCH 31,
                                                       1996           1997
                                                   ------------    -----------
Working Capital (deficit).......................   $ (1,652,847)   $(1,862,337)
Total assets....................................      1,209,927      1,212,246
Total liabilities...............................      1,686,779      1,912,526
Deficit accumulated during development stage....     (1,919,852)    (2,143,280)
Stockholders' (deficit).........................       (476,852)      (700,280)

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus, associated with this Offering, including the information contained in the Financial Statements herein.


     1. Lack of Prior Market for Common Stock; No Assurance of Public Trading Market; Denial of Nasdaq Listing. Prior to this Offering, no public trading market existed for the Common Stock. There can be no assurances that a public trading market for the Common Stock will develop or that a public trading market, if developed, will be sustained. The Company's application to list the Common Stock on the Nasdaq SmallCap Market was denied by the Nasdaq staff for the following reasons: (1) there is substantial risk regarding the Company's ability to continue operating as a going concern and to continue to comply with Nasdaq listing criteria; (2) there are significant investment risks to prospective public investors in the Company who will provide the vast majority of its permanent equity capital but who will sustain a disproportionate degree of investment risk relative to the percentage of share ownership and investment by the Company's principals and bridge lenders; and (3) there is a potential for extraordinary monetary gain to be realized by the Company's bridge lenders to the detriment of prospective public investors. The denial was affirmed by the Nasdaq Listing Qualifications Panel ('Panel') for the following reasons: (1) the Panel was unwilling to dismiss the staff's concern relating to the Company's ability to continue as a going concern and noted that the Company lacks executed contracts to serve as a basis for its 1997 projections and that the Company's licensing contracts with the professional teams and the health club agreement fall short of providing a basis for future revenue stream projections; and (2) the Panel was uncomfortable with the bridge loan financing as structured due to the excessive potential returns for the bridge lenders, the brief period of investment prior to the offering, and the lack of adequate lock up provisions for the equity securities in the post-offering period. The Company's appeal to the Nasdaq Listing and Hearing Review Committee ('Review Committee') was denied. The Review Committee affirmed the decision of the Panel because the Company was in its development stage, with speculative prospects for future sales and uncertainty regarding the Company's ability to continue as a going concern. The Review Committee was also concerned with the excessive potential return to bridge lending to the detriment of potential Nasdaq shareholders. Although the Company has applied for the inclusion of the Common Stock on the OTC Bulletin Board, there can be no assurance that such application will be approved or that, if approved, a regular trading market for the Common Stock will develop after this Offering or that, if developed, a regular trading market will be sustained. The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than a national stock exchange or Nasdaq and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for a national securities exchange or Nasdaq. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and purchasers of the Common Stock may be unable to resell the Common Stock offered hereby at or near their original offering price or at any price. In the event the Common Stock is not included on the OTC Bulletin Board, quotes for the Common Stock may be included in the 'pink sheets' for the over-the-counter market. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5.00, unless such securities qualify for an exemption from the 'penny stock' rules, such as a listing on The Nasdaq SmallCap Market, some brokerage firms will not effect transactions in the Company's Common Stock and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have a material adverse effect in developing or sustaining any market for the Common Stock. See 'Risk Factors--Penny Stock Regulations May Impose Certain Restrictions on Marketability of Company's Common Stock.'



     2. No Prior Public Market for Common Stock. Prior to this Offering, there has been no public market for the shares of Common Stock. The initial public offering price was determined by negotiation between the Company and the representatives of the Representative, and may not be indicative of the market price for such securities in the future, and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. Frequently, such fluctuations have been unrelated or disproportionate to the operating performance of such companies. These fluctuations, as well as general economic and market conditions, may have a material adverse effect on the market price of the shares of Common Stock. See 'Underwriting--Determination of Public Offering Price,' 'Description of Securities' and 'Financial Statements.'



     3. Limited Operating History; Net Losses. The Company was formed in April 1995 for the purpose of developing and marketing devices to enhance athletic performance. For the period April 25, 1995 (inception) to March 31, 1997, the Company had net losses of $2,143,280. There can be no assurance that the Company will be able to operate profitably due to its limited operating history. The Company is subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, and lack of operating experience. Many of the risks may be unforeseeable or beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to market and sell enough products to generate sufficient revenues and continue as a going concern. There can be no assurance that the Company will not continue to incur net losses in the future or that it will be able to operate profitably. See 'Management's Discussion and Analysis of Financial Condition and Plan of Operations,' 'Business,' 'Use of Proceeds,' 'Certain Transactions' and 'Financial Statements.'




     4. Qualified Auditor's Report of Accountants. As a result of the Company's current financial condition, the Company's independent auditors have qualified their report on the Company's financial statement for the period ended December 31, 1996. The Company incurred a net loss for the period April 25, 1995 (inception) to December 31, 1996 of $1,919,852. The Company's independent auditor's report on the financial statements includes an explanatory paragraph stating that the Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of equity capital and the success of future operations. These factors raise a substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will not continue to incur net losses in the future. See 'Management's Discussion and Analysis of Financial Condition and Plan of Operations,' 'Business,' 'Use of Proceeds' and 'Financial Statements and Notes.'



     5. Dependence on Offering Proceeds; Possible Need for Additional Financing May Affect Operations. The Company's cash requirements have been and will continue to be significant. The Company believes that the net proceeds of this Offering, together with cash generated from operations, will be sufficient to conduct the Company's operations, for at least twelve (12) months. The Company is dependent on the proceeds from this Offering in order to further expand its operations. In the event that these plans change, or the costs of development of operations prove greater than anticipated, the Company could be required to curtail its expansion or to seek additional financing sooner than currently anticipated. The Company believes that its operations would be restricted absent expansion. The Company has no current arrangements with respect to such additional financing and there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See 'Use of Proceeds.'



     6. Dependence on Key Personnel. The Company is dependent, in particular, upon the services of Michael Mellman, M.D., its Chairman of the Board and Marc Silverman, its Chief Executive Officer. The Company has not entered into an employment agreement with either of Dr. Mellman or Mr. Silverman. After the Offering the Company will apply for a key person life insurance policy on Mr. Silverman with coverage in the amount of approximately $1,000,000, payable to the Company, and will endeavor to keep such policy in force for a period of three (3) years. The Company does not intend to apply for a key person life insurance policy on the life of Dr. Mellman. Since Dr. Mellman and Mr. Silverman are involved in all aspects of the Company's business, there can be no assurance that suitable replacements could be found if Dr. Mellman and Mr. Silverman were unable to perform services for the Company. As a consequence, the loss of either Dr. Mellman or Mr. Silverman could have a material adverse effect upon the Company. See 'Management.' In addition, the Company's ability to develop and market its products and fulfill its business plans will depend, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel.




     7. Dependence Upon Sole Manufacturer. The SportsTrac(Trademark) System control device ('the control panel') is assembled to the Company's specifications by an unaffiliated small assembly firm located in Denver, Colorado using 'off-the-shelf' components. Pursuant to the Company's sublicense agreement with BFI, the Company places orders for control panels directly through BFI, who purchases the control panels on behalf of the Company. The Company currently maintains an adequate inventory of control panels. There is no written agreement between the Company or BFI and such assembler. If the present assembler were unable to produce control panels, the Company believes that BFI (based upon its representation made to the Company) will be able to purchase control panels from various other sources.



     8. Competition. Although, at present, the competition for performance-related testing is limited, there may be numerous entries as the market develops. The Company is aware of technologies which have been developed for research purposes which, while not currently marketed commercially, could be made available to the Company's intended marketplace. Potential competitors may have greater financial, marketing and technical resources than the Company. To the extent that competitors achieve a performance or price advantage, the Company could be at a competitive disadvantage. See 'Business--Competition.'



     9. Initial Reliance Upon a Single Product May Affect Revenues. Since the Company will initially market a single product, The SportsTrac(Trademark) System, the Company's ability to achieve its market plan will depend in significant part upon the acceptance of The SportsTrac(Trademark) System by professional and recreational athletes and athletic organizations. Lack of acceptance by such organizations or consumers, or inconsistent or inadequate results would seriously limit the Company's ability to generate revenues and force the Company to pursue and market other products.



     10. Dependence on Emerging Market; Uncertainty of Market Acceptance.   A
segment of the Company's services includes evaluating elite professional athletes using The SportsTrac(Trademark) System, which has been used on an experimental basis for more than one year with a limited number of clients. Currently, The SportsTrac(Trademark) System is installed at 5 locations, although the Company has entered into discussions with several other professional sports organizations to install the system on an experimental basis. There can be no assurance, however, that any additional professional sports organizations will agree to utilize the system on an experimental basis, or otherwise. Broader acceptance may require lengthy periods of review.

Additional installations may be dependent upon the results achieved with the current clients, as well as upon pricing, and athlete and union acceptance. Furthermore, the ability of the Company to provide customized software and data analysis, as well as reconfiguring the parameters of both, may influence whether other installations are made. While the Company believes that it presently has the ability to produce and reconfigure customized software and data analysis, based upon its experience with The SportsTrac(Trademark) System, there can be no assurances, however, that such services can be provided in the future. Additionally, there can be no assurances that the results at such installed sites will be sufficiently positive to achieve wide acceptance. Achieving market acceptance for the Company's products will require substantial marketing efforts and the expenditure of significant funds to inform potential customers of the availability of those products. The Company intends to apply a portion of the proceeds of the Offering to its marketing efforts. See 'Use of Proceeds,' and 'Versions of the Company's Single Product--Professional SportsTrac(Trademark) System.'



     11. No Assurance of Ability to Manage Growth. The Company's growth strategy will require expanded services and increased personnel throughout the Company, including expanded operational systems. There can be no assurances that management can manage the specific expansion described herein, considering that such expansion is subject to circumstances beyond its control, nor can there be any assurance that the Company will be able to recruit the necessary employees and managers required for such growth.



     12. Dependence on Assistance for Proprietary Technology. The Company's product, The SportsTrac(Trademark) System, relies on the Critical Tracking Task ('CTT') technology, which is protected under one patent and two copyrights, the use of which is sublicensed by the Company from BioFactors, Inc. ('BFI') pursuant to a sublicense agreement. BFI, as the sublicensor to the Company, has obtained certain rights to use the CTT pursuant to a license granted to BFI by Systems Technology, Inc. ('STI'), which is not affiliated with either BFI or the Company. The CTT is considered one of the 'benchmark' measures of human hand-eye performance and is protected under one patent and two copyrights. The Company has utilized the CTT technology for use in The SportsTrac(Trademark) System. The Company will rely on STI for scientific validation of the CTT technology. Should the Company modify or enhance the CTT technology for any of its projected uses, STI will provide scientific validation of the technology. To date, the CTT technology has not been modified so as to require STI's validation. This will be done by STI's scientists and will be performed on a project-by-project basis and is not pursuant to a written agreement. STI's scientists provide statistical analysis of reported test results from the pilot program. The Company maintains an on-going working relationship with STI's scientists. The loss of STI's scientific validation of the CTT technology or access to STI's scientists (if the Company desires to modify the CTT technology) could materially adversely affect the Company's operations.

     13. Potential Loss of Licensed Technology May Affect Operations. The Company's sublicense of the CTT technology expires on November 24, 2008 (assuming the exercise of all available extensions), as does BFI's license with STI. If the Company does not market, sell or manufacture products other than The SportsTrac(Trademark) System and any other products relying upon the CTT technology, the expiration of the license could have a material adverse effect on the Company's revenue. There can be no assurance that the Company will be able to extend the term of the sublicense beyond November 24, 2008 or that the Company will be able to market, sell or manufacture any products which do not rely on the CTT technology. The Company has negotiated an agreement with BFI and STI which allows the Company to assume BFI's rights and obligations should BFI's licensing agreement with STI terminate earlier. This agreement will remain in effect until the scheduled expiration date of both the license and sublicense agreements, so long as the Company is not in default under any terms of its sublicense agreement with BFI.



     14. Lack of Trademark and Servicemark Protection. The Company has filed an application to register a trademark for the name of The SportsTrac(Trademark) System and may register or file other applications in the future. No assurances can be made that the trademark will be granted. On occasion, such applications may be opposed by third parties. The Company intends to pursue all available legal remedies to vigorously defend its rights to its trademarks to the extent it has resources available to fund such activities. Although to date no claims have been brought against the Company alleging that it infringes on the intellectual property rights of others, there can be no assurance that such claims will not be brought against the Company in the future, or that if made, such claims will not be successful. In addition to any potential monetary liability for damage, the Company could be required to obtain a license in order to continue to use the trademarks in question or could be enjoined from using such trademarks if such a license were not made available on acceptable terms. If the Company becomes involved in such litigation, it may divert significant Company resources, which could have a material adverse effect on the Company and its results of operations, and, if such a claim were successful, the Company's business could be materially adversely affected. The Company currently does not hold any patents on products.



     15. Broad Discretion in Application of Proceeds In Management. While the Company presently intends to use the net proceeds of this Offering as described in the 'Use of Proceeds' section of this Prospectus, management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, as well as any proceeds received upon any exercise of outstanding warrants or options, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this Offering will be deposited in interest bearing accounts, or invested in government obligations or certificates of deposit. See 'Use of Proceeds.'




     16. Underwriters' As Market Makers of Company's Common Stock. A significant amount of shares of Common Stock which are sold in this offering may be sold to customers of the Underwriters. Such a scenerio could adversely affect the market for and liquidity of the Company's Common Stock if additional broker-dealers do not make a market in the Company's Common Stock. Although they have no obligation to do so, the Underwriters may from time to time act as market makers and otherwise affect transactions in the Company's Common Stock. The prices and liquidity of the Company's Common Stock may be adversely affected by the Underwriters' participation. The Underwriters cannot determine at this time whether or not other broker dealers will act as market makers of the Company's Common Stock. The prices and liquidity of the Company's Common Stock may also be significantly affected by the degree, if any, to which the Underwriters so effect transactions. In addition, the Underwriters may voluntarily discontinue such participation at any time.



     17. 'Penny Stock' Regulations May Impose Certain Restrictions on Marketability of Company's Common Stock. The Securities and Exchange Commission (the 'Commission') has adopted regulations which generally define a 'penny stock' to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Common Stock is included on the OTC Bulletin Board and is trading at less than $5.00 per share, it may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document (Schedule 15G) mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the 'penny stock' rules may restrict the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of purchasers in this Offering to sell the Company's Common Stock in the secondary market and the price at which such purchasers can sell any such Common Stock.


     18. Consideration Paid by Present Shareholders. The present shareholders of the Company have acquired their equity interests (2,904,000 shares) in the Company at a cost ($507,000 or $.17 per share) substantially below the offering price. Accordingly, the public investors will bear most of the risk of loss. See 'Underwriting.'



     19. Dilution. Investors in this Offering will suffer immediate substantial dilution of their investments (after giving effect to the proceeds received from the Bridge Financing), to the extent that the net tangible book value per share of Common Stock upon completion of this Offering will be $.42, representing a dilution of $5.58 per share (93%) from the $6.00 offering price of the shares (not including the Underwriters' Over Allotment Option). See 'Dilution.'



     20. No Dividends. The Company has not paid any dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. Thus, investors should not participate in this offering expecting any dividend payments as part of their return on investment. See 'Dividend Policy.'



     21. Proceeds of Offering to Benefit Principal Shareholders and
Directors. Upon the closing of the Offering, the Company intends to repay the Bridge Lenders $400,000 plus accrued interest. The Bridge Lenders (and the principal amounts to be paid and the securities issued to them) include The Holding Company ($65,000 and the issuance of 78,000 shares of Common Stock and 325,000 Warrants), Solomon Weisgal, as trustee ($15,000 and the issuance of 18,000 shares of Common Stock and 75,000 Warrants), and Ulster Investments Ltd. ($100,000 and the issuance of 120,000 shares of Common Stock and 500,000 Warrants). Burton W. Kanter is the President of The Holding Company. Mr. Kanter is the father of Joel Kanter, a principal stockholder of the Company, and Joshua Kanter, a director and Secretary of the Company. Solomon Weisgal is a director of the Company. Ulster Investment, Ltd. is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are the members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Joel Kanter, Josh Kanter and Janis Kanter, all of whom are shareholders of the Company. The Bridge Lenders did not pay any additional consideration for the Bridge Units. Purchasers of the Common Stock in this Offering are advised that such persons personally benefit in the completion of this Offering. In addition, the Company will repay additional loans made by Ulster Investment, Ltd. in the amount of $614,000. See 'Use of Proceeds,' 'Bridge Financing,' 'Principal Stockholders' and 'Certain Transactions'.



     22. Shares Eligible for Future Sale May Adversely Affect the Market.   All
of the Company's currently outstanding shares of Common Stock are 'restricted securities' and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding 'restricted securities' for a period of one (1) year may sell only an amount every three (3) months equal to the greater of (a) one percent (1%) of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four (4) calendar weeks preceding the sale. The amount of 'restricted securities' which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two (2) years if there is adequate current public information available concerning the Company. In such an event, 'restricted securities' would be eligible for sale to the public at an earlier date. Immediately prior to the Effective Date, the Company will have 2,904,000 shares of its Common Stock issued and outstanding, all of which are
'restricted securities,' which become tradeable on           , 1997. The total
number of shares of Common Stock issued and outstanding does not include the exercise of up to 2,000,000 Warrants held by the Bridge Lenders to purchase up to 2,000,000 shares of the Company's Common Stock, the Underwriter's Purchase Option to purchase up to 67,500 shares of Common Stock, the Underwriter's Over-Allotment Option of 101,250 shares of Common Stock, other warrants to purchase up to 180,000 shares of Common Stock, and up to 480,000 shares of Common Stock issuable upon exercise of employee stock options. See 'Bridge Financing' and 'Description of Securities.'

     Prospective investors should be aware that the possibility of resales by stockholders of the Company may, in the future, have a material depressive effect on the market price of the Company's Common Stock in any market which may develop, and therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See 'Description of Securities.'


     23. Representative's Purchase Option. In connection with this Offering, the Company will sell to the Representative, for nominal consideration ($67.50), an option to purchase an aggregate of 67,500 shares of Common Stock (the 'Representative's Purchase Option'). The Representative's Purchase Option will be exercisable commencing one (1) year after the Effective Date and ending four
(4) years after such date, at prices of $9.90 per Share, subject to certain adjustments. The holders of the Representative's Purchase Option will have the opportunity to profit from a rise in the market price of the Company's Common Stock, without assuming the risk of ownership. The Company may find it more difficult to raise additional capital if it should be needed for the business of the Company while the Representative's Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Representative's Purchase Option. See 'Underwriting.'




     24. Limitation on Director Liability. As permitted by Delaware law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. See 'Description of Securities.'



     25. Certain Anti-Takeover Provisions Potentially Discouraging a Merger or other Change in Control. The ability of the Board of Directors to issue shares of preferred stock in one or more series and to determine the designation, voting and other rights, preferences, privileges and restrictions applicable to such shares, together with the heightened shareholder approval requirements associated with certain business combination transactions involving a Related Person (as defined) and applicable provisions of Delaware law may have the effect of discouraging a merger, tender offer, proxy contest or other transaction involving a change in control of the Company that has not received the prior approval of a majority of the Company's Board of Directors. See 'Description of Securities.'



     26. Additional Authorized Shares Available for Issuance May Adversely Affect the Market. The Company is authorized to issue 15,000,000 shares of its Common Stock, $.01 par value. If all of the 675,000 shares of Common Stock offered hereby are sold, there will be a total of 3,579,000 shares of Common Stock issued and outstanding. However, the total number of shares of Common Stock issued and outstanding does not include the exercise of up to 2,000,000 Warrants held by the Bridge Lenders to purchase up to 2,000,000 shares of the Company's Common Stock, the Representative's Purchase Option to purchase up to 67,500 shares of Common Stock, the Underwriters' Over-Allotment Option of 101,250 shares of Common Stock, other warrants to purchase up to 180,000 shares of Common Stock, and up to 480,000 shares of Common Stock issuable upon exercise of employee stock options. After reserving a total of 2,828,750 shares of Common Stock for issuance upon the exercise of all the options and warrants (including the Over-Allotment Option, the Representative's Purchase Option, other warrants of the Company, all of the Class A Warrants owned by the Bridge Lenders and employee stock options), the Company will have at least 8,592,250 shares of authorized but unissued Common Stock available for issuance without further shareholder approval including issuances under current outstanding options and warrants as well as issuances pursuant to employee stock option plans. As a result, any issuance of additional shares of Common Stock may cause current shareholders of the Company to suffer significant dilution and may adversely affect the market price of their shares. In addition, the Company is authorized to issue 100,000 shares of Preferred Stock. See 'Description of Securities' and 'Underwriting.'

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 675,000 shares of Common Stock offered hereby, are estimated to be $2,923,500 (after deducting approximately $405,000 in underwriting discounts, other expenses of this Offering estimated to be $721,500, which includes the Underwriters' non-accountable expense allowance of $121,500, and a $100,000 financial consulting fee payable to the Representative at the closing) (but not considering any exercise of the Over-Allotment Option or the Representative's Purchase Option).



     The Company, based upon all currently available information, intends to utilize such proceeds approximately as follows:



                                                 APPROXIMATE        APPROXIMATE
                                                  AMOUNT OF      PERCENTAGE(%) OF
                                                 NET PROCEEDS      NET PROCEEDS
                                                 ------------    -----------------
Product Development(1)........................    $  500,000            17.10%
Marketing and Sales...........................       500,000            17.10%
Repayment of Certain Indebtedness(2)..........     1,364,000            46.66%
Working Capital(3)............................       559,500            19.14%
                                                 ------------         -------
  Total.......................................    $2,923,500           100.00%

------------------

(1) Includes funds utilized for research and development, including product design, engineering and prototype design, statistical analysis and software design and development. Of this amount, approximately 10% will be used for the further development of the Company's professional sports version of The SportsTrac(Trademark) System and the remainder will be allocated between the Company's consumer and health and fitness versions.



(2) Represents the repayment of Bridge Loans in the aggregate principal amount of $400,000. The Bridge Loans are due and payable upon the earlier of January 31, 1998 or the closing of the Company's initial public offering and bear interest at the rate of 8% per annum. The proceeds of the Bridge Loans were used for working capital ($350,000) and as a source of funds to pay expenses associated with this Offering ($50,000). See 'Bridge Financing.' Also represents the repayment of two loans, each in the amount of $350,000, to Swiss American Bank Ltd. and Ulster Investment, Ltd. Each of these loans are due and payable upon the earlier of January 31, 1998 or the closing of the Company's initial public offering and bear interest at the rate of 15% per annum. The proceeds of such loans was used to pay the balance of the up-front licensing fees due to BFI under the Company's sublicense agreement. Also represents the repayment of additional loans in the amount of $264,000 to Ulster Investment, Ltd. due and payable upon the earlier of January 31, 1998 or the closing of the Company's initial public offering. Such loans bear interest at the rate of 10% per annum. The proceeds of such loans were used for working capital. See 'Bridge Financing' and 'Certain Transactions.'



(3) This amount will be utilized for general and administrative expenses (including salaries, accrued salary to Messrs. Silverman and Mellman, President and Chairman, respectively, in the amounts of $48,500 and $33,000, respectively, as of December 31, 1996, office space and equipment rental (including communication equipment), supplies and other miscellaneous expenses).


     The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's Board of Directors, at its discretion.


     The Company believes that the proceeds of this Offering will enable the Company to expand its business. As a result, the Company believes that the net proceeds of this Offering, together with increased revenues generated from operations, will be sufficient to conduct the Company's operations for at least twelve (12) months. The underwriting agreement does not prevent the Company from seeking bank financing, although there can be no assurance that such financing will be available on commercially reasonable terms. See 'Risk Factors--Dependence on Offering Proceeds; Possible Need for Additional Financing.'



     To the extent that the Company's expenditures are less than projected and/or the proceeds of this Offering increase as a result of the exercise by the Underwriters of its Over-Allotment Option, the resulting balances will be retained and used for general working capital purposes. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, such as debt financing from financial institutions, although there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See 'Risk Factors--Dependence on Offering Proceeds; Possible Need For Additional Financing.' The net proceeds of this Offering that are not expended immediately may be deposited in interest bearing accounts, or invested in government obligations or certificates of deposit.

                                    DILUTION


     At March 31, 1997, the Company had outstanding an aggregate of 2,904,000 shares of Common Stock having an aggregate net tangible deficit value of $(1,819,190) or $(.63) per share, based upon operating activity through March 31, 1997. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. The shares of capital stock described above do not include any securities subject to any outstanding warrants or options.



     After giving effect to the sale of 675,000 shares of Common Stock by the Company with net proceeds of $3,023,500 (without deducting the $100,000 financial advisory fee), the pro forma tangible book value of the Common Stock would have been $1,498,820 or approximately $.42 per share. This represents an immediate increase in pro forma net tangible book value of $1.05 per share to the present stockholders and an immediate dilution of $5.58 per share (93%) to the public purchasers. The following table illustrates the dilution which investors participating in this Offering will incur and the benefit to current stockholders as a result of this Offering:



Public offering price of shares offered hereby(1)..........             $6.00
Net tangible deficit per share.............................   $ (.63)
Increase per share attributable offered hereby.............             $1.05
Pro Forma net tangible book value per share after
  offering(3)..............................................   $  .42
Dilution of net tangible book value per share to purchasers
  in this offering(2)(3)...................................   $ 5.58

------------------
(1) Before deduction of underwriting discounts, commission, fees and Offering expenses.


(2) Assuming no exercise of the Over-Allotment Option and Representative's Purchase Option. See 'Underwriting' and 'Description of Securities.'


(3) Assuming no exercise of any outstanding warrants or options. See 'Bridge Financing' and 'Certain Transactions.'


     The following table shows the number and percentage of shares of Common Stock purchased and acquired and the amount and percentage of consideration and average price per share paid by existing shareholders as of March 31, 1997 and to be paid by purchasers pursuant to this Offering (based upon the anticipated public offering price of $6.00 per share before deducting underwriting and commissions and estimated Offering expenses).



                                                              AGGREGATE
                           THE SHARES OF                        CASH         PERCENTAGE OF
                           COMMON STOCK      PERCENT OF     CONSIDERATION     TOTAL CASH      AVERAGE PRICE
                             PURCHASED      EQUITY OWNED        PAID         CONSIDERATION      PER SHARE
                           -------------    ------------    -------------    -------------    -------------
New Stockholders........       675,000          18.86%       $ 4,050,000         88.87%           $6.00
Existing Stockholders...     2,904,000          81.14%           507,000         11.13%             .17
                           -------------       ------       -------------       ------           ------
Total...................     3,579,000            100%       $ 4,557,000           100%
                           -------------       ------       -------------       ------



      The foregoing table gives effect to the sale of the Common Stock underlying the shares offered hereby but without giving effect to the exercise of the Representative's Purchase Option, or any securities issuable upon the exercise of the Over-Allotment Option or any outstanding options or warrants.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted giving effect to the sale of 675,000 shares of Common Stock offered hereby and the application of net proceeds $3,023,500 therefrom assuming a public offering price of $6.00 per share. The table is not adjusted to give effect to the exercise of the Underwriters' Over-Allotment Option, Representative's Purchase Option, or any other outstanding warrants or options. This table should be read in conjunction with the Financial Statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.



                                                     ACTUAL(1)     PRO FORMA(2)
                                                     ----------    ------------
Notes Payable.....................................   $1,364,000     $       --
                                                     ----------    ------------
Stockholders' equity:
Common Stock, $.01 par value per share, 15,000,000
  shares authorized, issued and outstanding
  2,904,000, and 3,579,000 respectively...........       29,040         35,790
                                                     ----------    ------------
Preferred Stock, $.01 par value per share, 100,000
  shares authorized, 0 shares issued and
  outstanding.....................................           --             --
Additional paid-in capital........................    1,413,960      4,430,710
                                                     ----------    ------------
Deficit accumulated during the development stage..   (2,143,280)    (2,143,280)
                                                     ----------    ------------
Total stockholders' (deficit) equity..............     (700,280)     2,323,220
                                                     ----------    ------------
Total capitalization..............................   $  663,720      2,323,220
                                                     ----------    ------------
                                                     ----------    ------------

------------------

(1) Does not include the sale of 675,000 shares of Common Stock offered hereby.



(2) Reflects the sale of 675,000 shares offered hereby and the anticipated application of the net proceeds of $1,823,500 therefrom, after deducting estimated Offering expense of $1,026,500 and the repayment of notes of $1,200,000 payable with the proceeds of the Offering. Does not give effect to a $100,000 fee payable to the Representative pursuant to a three (3) year financial advisory and investment banking agreement.



                                DIVIDEND POLICY

     Holders of the Company's Preferred Stock or Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The Company has not in the past and does not currently anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements and general business conditions. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                BRIDGE FINANCING

     From December, 1995 through February 1996, the Company borrowed an aggregate of $400,000 from the following ten (10) lenders (the 'Bridge Lenders'): Ulster Investments Ltd ($100,000); The Holding Company ($65,000); Dune Holdings, Inc. ($100,000); Solomon A. Weisgal, as trustee ($15,000); Howard Kirschbaum as Custodian for Brian Kirschbaum under the Uniform Gift to Minors Act ($5,000); Scott Sinar ($5,000); Matthew Harriton ($20,000); John LaFalce ($10,000); Michael Lulkin ($30,000); and Hartley T. Bernstein ($50,000). None of the Bridge Lenders are affiliated with the Company other than Solomon A. Weisgal, a director of the Company, and The Holding Company, a principal stockholder of the Company. Burton W. Kanter is the president of The Holding Company. Mr. Kanter is the father of Joel Kanter, a principal stockholder of the Company, and Josh Kanter, a director and Secretary of the Company. Ulster Investment Ltd. is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Joel Kanter, Josh Kanter and Janis Kanter, all of whom are shareholders of the Company. In exchange for making loans to the Company, each Bridge Lender received (i) a promissory note (each a 'Bridge Note') and (ii) Bridge Units (aggregate 400,000 of such Bridge Units). Each of the Bridge Units is comprised of one (1) share of Common Stock and five

(5) Class A Warrants. Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) January 31, 1998 or (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See 'Use of Proceeds.' The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. See 'Description of Securities.' With respect to the bridge financing, the Company did not engage a placement agent, the Bridge Lenders were identified by the Company's officers and directors, and no other solicitations were made. See 'Certain Transactions' and 'Underwriting.'



                            SELECTED FINANCIAL DATA


     The selected financial data presented below for the Company's statement of operations for the year ended December 31, 1996 and the period commencing April 25, 1995 (inception) to December 31, 1995, and the balance sheet data at December 31, 1996 are derived from the Company's financial statements which have been audited by Holtz Rubenstein & Co., LLP, independent public accountants, and which appear elsewhere in this Prospectus. The statements of operations data for the three (3) months ended March 31, 1997 and 1996 and cumulative during development stage, and the balance sheet data at March 31, 1997 are derived from unaudited financial statements which appear elsewhere in this Prospectus. Management believes that all adjustments necessary for a fair presentation have been made in such interim period. However, the results of operations for the interim period are not necessarily indicative of the Company's financial results for the entire current fiscal year. See 'Financial Statements.'


                        SUMMARY STATEMENT OF OPERATIONS


                                                                                 PERIOD        CUMULATIVE
                           THREE MONTHS      THREE MONTHS        YEAR        APRIL 25, 1995      DURING
                              ENDED             ENDED            ENDED       (INCEPTION) TO    DEVELOPMENT
                          MARCH 31, 1997    MARCH 31, 1996     12/31/96         12/31/95          STAGE
                          --------------    --------------    -----------    --------------    -----------
Revenues...............     $        0        $        0      $         0      $        0      $         0
Gross Profits..........              0                 0                0               0                0
Operating (loss).......       (223,428)         (344,558)      (1,098,327)       (821,525)      (2,143,280)
Net (loss).............       (223,428)         (344,558)      (1,098,327)       (821,525)      (2,143,280)
Net (loss) per share...           (.07)             (.11)            (.35)           (.26)            (.69)
Weighted average number
  of common shares
  outstanding..........      3,114,000         3,114,000        3,114,000       3,114,000        3,114,000


                           SUMMARY BALANCE SHEET DATA


                                                  DECEMBER 31,     MARCH 31,
                                                      1996           1997
                                                  ------------    -----------
Working Capital (deficit)......................   $ (1,652,847)   $(1,862,337)
Total assets...................................      1,209,927      1,212,246
Total liabilities..............................      1,686,779      1,912,526
Deficit accumulated during development stage...     (1,919,852)    (2,143,280)
Stockholders' (deficit)........................       (476,852)      (700,280)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATIONS

     The following discussion should be read in conjunction with historical financial statements of the Company and notes thereto included elsewhere herein:

RESULTS OF OPERATIONS


     SportsTrac, Inc. is a Delaware corporation, which from inception to the present, has been solely involved in the advancement of The SportsTrac(Trademark) System. The Company was formed in April 1995 for the purposes of sublicensing the Critical Tracking Task ('CTT') and to apply that technology to monitor and enhance athletic performance. The proceeds from this offering will enable the Company to proceed with its business plan for the continued development, application, marketing and distribution of the various versions of The SportsTrac(Trademark) System.



     To date, the Company has received no revenues from product sales. As a result of the Company's start-up expenses and product design costs, the Company had an accumulated deficit of $2,143,280 and $1,919,852 as of March 31, 1997 and December 31, 1996, respectively. The Company anticipates little revenues from product sales during the next twelve months and therefore expects to incur operating losses until such time as it can generate significant revenues from the sale of any version of its product. The Company believes it can significantly increase its overall revenues from product sales during the second and third quarters of 1998. The Company intends to seek third parties to distribute The SportsTrac(Trademark) System to health clubs and to retail consumers. The Company will maintain direct relationships with the professional organizations using its product.


PLAN OF OPERATION

     During the first twelve months of operations after completion of the offering, the Company will further refine the professional level sports team version of The SportsTrac(Trademark) System (which is not fully tested or ready for commercial production) for sale to professional sports teams as well as continue to adapt it to other formats. The Company will endeavor to develop and market new versions of its product based on the CTT technology, which serves as the basis of The SportsTrac(Trademark) System. No assurances can be made, however, that the Company will successfully produce its product or adapt the product to other uses. The Company plans to conduct market research studies and develop new versions of its product and prototypes thereof. The Company also intends to implement its marketing plan, develop promotional material, and attend trade shows and seminars. The Company believes its proprietary skills evaluation technology can be the foundation for a number of versions of its product, as hand-eye coordination is a fundamental skill in activities other than those to which the Company has begun to adapt The SportsTrac(Trademark) System. Additionally, the Company believes that opportunities to address these other market segments will arise based on the fundamental nature of the skill evaluated by The SportsTrac(Trademark) System's core technology. Even if the Company is able to successfully adapt The SportsTrac(Trademark) System to other formats, no assurances can be made that the adaptations will achieve market acceptance. By following a strategy of starting at the professional level before moving into consumer products, the Company believes it can most effectively leverage its marketing resources. However, to date the Company has developed only one product which is in use presently on an experimental basis; no assurance can be made that the Company will be successful in further developing and marketing its current product or other products.


     As of December 31, 1996, the Company employed four people on a full-time basis and one person on a part-time basis. The Company leases approximately 1,000 square feet of executive office space. The number of employees and the amount of space that the Company will need following the offering will vary according to the progress made in the marketing and distribution of its products.


LIQUIDITY AND CAPITAL RESOURCES


     As of March 31, 1997, the Company had a working capital deficit of $1,862,337. The Company remains in the development stage as it has not yet derived significant revenues from the sale of any version of its only product and requires the proceeds of the offering to commence meaningful marketing activities and the adaptation of its only product to various formats. The Company has funded its activities to date from initial capital contributions of the founders and Bridge Loans. See 'Bridge Financing' and 'Certain Transactions.'

The report of the Company's auditors contains an explanatory paragraph which discusses certain factors which raise substantial doubt about the Company's ability to continue as a going concern.



     The Company expects to incur substantial expenditures over the next eighteen months to implement its sales, marketing and other programs. The Company's management believe that the net proceeds of this offering (excluding any proceeds from the Underwriters' Over-Allotment Option) will be sufficient to fund its liquidity needs for at least the next twelve months.


                                    BUSINESS

GENERAL

     SportsTrac, Inc., a Delaware corporation ('SportsTrac' or the 'Company'), is a development stage business established in April 1995 (under the name Bogart International Associates, Inc.) to develop and market products designed to enhance and monitor athletic performance. The first product developed by the Company, The SportsTrac(Trademark) System, is a skill evaluation tool that can measure a person's hand-eye coordination and chart day-to-day variations in performance. The Company filed a trademark application on May 6, 1996 with respect to a trademark of the name of The SportsTrac(Trademark) System, and is presently using the name for promotional purposes.


     The SportsTrac(Trademark) System is presently in use (on an experimental basis) by professional baseball and basketball teams and has been used by a professional hockey team in the past. Presently, this professional level sports team version of The SportsTrac(Trademark) System is the only version in use, and it is in use only in an uncompleted pilot program, is not fully tested or engineered, and is not ready for commercial production and sale to professional sports teams. The Company is endeavoring to adapt the same developed technology, by creating prototype versions, for a kiosk-based evaluation and information delivery system for health and fitness clubs, as well as for a skill analyzer for golfers and other recreational sports enthusiasts. Additionally, the Company will endeavor to adapt The SportsTrac(Trademark) System to a consumer entertainment version which will allow users to 'compete' against professional athletes. However, the Company has not yet begun commercial production of any version of its SportsTrac(Trademark) System which the Company anticipates will be commercially available to any of its targeted markets. Should any adaptation of The SportsTrac(Trademark) System be produced, there can be no assurances that such adaptation will achieve market acceptance.



     The Company anticipates that it will first establish the value of its developed technology at the professional sports level, and then apply the same technology and analysis to the broad base of recreational athletes, teams and sports clubs. The SportsTrac(Trademark) System is already in use at the professional sports level. The Company has established a pilot program with the Los Angeles Dodgers (Major League Baseball), Anaheim Angels (Major League Baseball), San Diego Padres (Major League Baseball), Minnesota Twins (a Major League Baseball team through its AAA minor league affiliate), Minnesota Timberwolves (National Basketball Association) and Callaway Golf. Additionally, the Company has recently concluded a pilot program with the New York Rangers (via their affiliate in the American Hockey League). The Company has signed purchase agreements with the Palm Springs Suns ( a minor league baseball team) and U.S. Golf and Entertainment, Inc. (owners of golf driving ranges) (both of whom are not affiliates of the Company, as that term is defined under the Securities Act of 1933, as amended (the 'Securities Act' or '1933 Act')) to install The SportsTrac(Trademark) System in early 1997. Each agreement calls for the installation of one SportsTrac(Trademark) System (identical to the professional sports team version) for a purchase price of $20,000. The agreements provide for: (1) two days of on-site training in conjunction with installation; (2) provisions for maintenance and repairs by the Company for the twelve month period following shipment; and (3) the requirement by the Company to supply updates and modifications to the systems completed by the Company during the twelve month period following the date of shipment, at no charge to the customers.




     This pilot program is scheduled to continue until the fourth quarter of 1997, at which time the Company anticipates that, except for aesthetic changes, each system will be fully tested and engineered and ready for commercial production and sale to other professional level sports teams. While professional sports teams have participated in the pilot program, their participation should not be understood to be an endorsement or promotion of the Company's product by any professional team, or the athletes who utilize The SportsTrac(Trademark) System in the pilot program.

     The Company is unaware of any product other than The SportsTrac(Trademark) System which provides an objective and reliable measurement of the core skills needed in sports such as baseball, hockey, basketball, golf, and tennis. Recently, a study which tested professional baseball players at two minor league affiliates of the Los Angeles Dodgers (the 'Study'), and which was administered by Dr. Michael Mellman, the Company's Chairman of the Board, was completed. The Study is a computer-based assessment of baseball player performance, and was initiated with permission of BioFactors, Inc. ('BFI'), which holds the exclusive license for commercial implementation of the CTT technology. The Study's subject consisted of fifty (50) minor league players who were tested over a two to three month period using an early prototype version of the Company's only product, The SportsTrac(Trademark) System. The study detected a strong correlation between SportsTrac(Trademark) System scores and the on-field performance of professional athletes. In addition, the study revealed that the most successful baseball players achieved better SportsTrac(Trademark) scores than did other players. Importantly, players found that tracking on The SportsTrac(Trademark) System was a simple, enjoyable addition to their pre-game preparation. The Study is not an endorsement of or promotion by the Los Angeles Dodgers, the two minor league affiliates or the players who participated in the Study.


     The SportsTrac(Trademark) System is based closely on the Critical Tracking Task ('CTT'), a tool created by Systems Technology, Inc. ('STI') for the United States Airforce to evaluate whether military pilots could control experimental aircraft. Since the initial conception of the CTT, 40 years of field testing by the Department of Defense, NASA and the Department of Transportation has supported the CTT's accuracy in assessing the motor skill level of astronauts, pilots, ship captains, and heavy equipment operators. Although the CTT technology was originally developed in an analog format, the scientists at STI adapted the technology to be used with computers and computer software in the early 1960s. The Company has secured an exclusive sublicense from BFI to market the CTT technology. This sublicense agreement grants the Company exclusive rights solely for sports-related and sports-entertainment applications, so as to not compete with BFI's non-invasive fitness for duty testing device ('FACTOR 1000(Trademark)') for safety-related industrial settings. BFI obtained the exclusive license from STI and developed a prototype on-field athletic performance system which was a research prototype used to validate the application of the CTT and Factor 1000(Trademark) technologies to evaluate athletic performance, which BFI did not and has not developed for commercial production. In addition, the license granted by BFI pursuant to the sublicense agreement was a license of the Factor 1000(Trademark) technology developed by BFI, and a sublicense of the CTT technology, which technologies the Company subsequently incorporated in its SportsTrac(Trademark) System.


     BFI licenses the software and associated protocols and methodology for the CTT technology from STI. Although BFI's exclusive licensing agreement expires in 2008 (assuming the exercise of all available extensions), as does the Company's own sublicense agreement with BFI, the Company has negotiated an agreement with STI which allows the Company to assume BFI's rights and obligations should the original licensing agreement be termined earlier. This agreement will remain in effect, until the scheduled expiration date of both the license and sublicense agreements, so long as the Company is not in default under any terms of its sublicense agreement with BFI. Pursuant to the Company's sublicense agreement with BFI, the Company agreed to pay BFI $1,000,000, all of which has been paid. In addition, the Company agreed to issue 180,000 warrants to BFI, which were subsequently assigned. See 'Certain Relationships and Related Transactions.' The Company is also obligated to pay BFI quarterly royalties equal to 8.5% of the cash receipts from the sale of the Company's products based on the sublicensed technology. Under the terms of the sublicense agreement, BFI may not register a trademark or service mark in connection with the name, marketing, selling or sublicensing of The SportsTrac(Trademark) System. See 'Risk Factors--Potential Loss of Licensed Technology May Affect Operations,' 'Use of Proceeds' and 'Description of Securities.'



     The SportsTrac(Trademark) System is designed to provide more than just a raw measure of hand-eye coordination scores. Extensive military and industrial use has shown that the CTT, which is the core technology of the Company's product, provides a unique window into a person's mental and physical readiness. As a result of this extensive use of the CTT technology, as well as the results of the Study, the Company believes that The SportsTrac(Trademark) System can serve as a powerful tool for identifying the playing rhythms of an athlete, as well as assessing players who need a rest, rehabilitated players ready to play again, and talented prospects who have the basic skills to compete at the professional level. The Company believes that The SportsTrac(Trademark) System will also appeal to amateur athletes who work to improve their athletic performance, fine-tune their training and game preparation, and emulate their favorite professional stars.

     Presently, the Company provides data analysis for its pilot program participants. As athletes use SportsTrac, their scores are encrypted, stored on The SportsTrac(Trademark) System computer and then transferred via modem by a system administrator to a computer at SportsTrac, Inc. The Company's chairman, Dr. Michael Mellman, then decrypts the scores and creates charts which display each player's SportsTrac scores during the previous one to six weeks. These charts visually demonstrate how a player's SportsTrac performance (maximum score, standard deviation, and moving average) changes over time, as well as which players consistently achieve high SportsTrac scores.

     Using these charts and specified game data, SportsTrac, Inc. can evaluate players' SportsTrac performance and identify performance trends. For example, tracking data may identify a group of players that consistently scores best on travel days, or another group that scores well with extra rest. SportsTrac delivers to each participant a weekly player report containing the scoring charts, trend analysis (if any) and individual player profiles.


     The Company believes that The SportsTrac(Trademark) System technology is adaptable to a variety of formats. There can be no assurances that the adaptation of The SportsTrac(Trademark) System technology to various formats will be completed, or if completed that such adaptions will achieve market acceptance. The professional version of The SportsTrac(Trademark) System combines a laptop computer and control panel with electronic delivery of data to the Company's headquarters. The Company anticipates that every version of The SportsTrac(Trademark) System, except for the proposed consumer entertainment version, will require the use of a personal computer and not necessarily a laptop computer. Additionally, even though the Company does not anticipate that all versions of The SportsTrac(Trademark) System will require data transmittal to the Company for analysis (as the Company believes that only professional sports teams will need and be willing to pay for such a service), however, should markets for other versions of The SportsTrac(Trademark) System demand data transmittal to the Company for analysis, the Company will endeavor to provide the service. However, since the hardware component of The SportsTrac(Trademark) System is small enough to be built into a handheld unit, like the proposed consumer entertainment version, it could include an on-board automated analysis of the test scores.



     The Company is contemplating a health and fitness club version of The SportsTrac(Trademark) System, which is still under development and presently only exists in a prototype form, will be housed in a free-standing kiosk and will include automated analysis of scores and delivery of health, nutrition and other information of interest to users. The Company believes that this device will meet the needs of health club organizations looking for add-on benefits for members and provide a convenient, practical gateway to the sports and medical information available on the Internet. See 'Business--Versions of the Company's Single Product.'



     The Company has initiated research projects with Callaway Golf to determine how The SportsTrac(Trademark) System can most benefit amateur and professional golfers. Preliminary results from this pilot program indicate that the benefits of The SportsTrac(Trademark) System will apply equally to other athletic endeavors. The Company believes it can capture a share of the $1 billion spent annually on golf-related products with a small, portable unit sold in golf specialty stores and pro shops. The golf version of The SportsTrac(Trademark) System will be designed for the five (5) million avid golfers who spend more than $2,100 on golf annually and seek the latest high-technology enhancement products. The Company anticipates that commercial production of this version of The SportsTrac(Trademark) System will begin in the second quarter of 1998. However, there can be no assurances that the Company will successfully complete the adaptation of The SportsTrac(Trademark) System to this format, or that once adapted, will achieve market acceptance. See 'Business--Versions of the Company's Single Product.'



     The Company also believes that the competitive aspect of The SportsTrac(Trademark) System can be emphasized in a consumer version that enables users to compete against the performance profile of professional sports stars. Unlike a typical video game, upon completion of the proposed adaptation of The SportsTrac(Trademark) System technology scheduled for the first quarter of 1998, The SportsTrac(Trademark) System game will be a device 'used by the pros' and will incorporate the actual scores of professional athletes. The Company anticipates that The SportsTrac(Trademark) System game, published on CD-ROM or in a dedicated device, will include full-motion video and advanced graphical displays.


     The Company maintains its executive offices at 6900 E. Belleview Avenue, Suite 200, Englewood, Colorado 80111, telephone number (303) 771-3733.

DEVELOPMENT OF THE SPORTSTRAC(TRADEMARK) SYSTEM


     To give athletes and coaches the evaluation tool they need, the Company has licensed and adapted proven performance measurement technology developed for astronauts, pilots, and other skilled users. This technology, known as the Critical Tracking Task ('CTT'), has been in daily use since the 1960s. The CTT has been used to evaluate and predict whether astronauts, pilots, truck drivers, equipment operators, ship captains and others in safety-sensitive positions are capable of performing. The SportsTrac(Trademark) System measures the same visual motor acuity skills. The CTT was originally developed in the 1950s by STI to help the US Air Force better understand how pilots control high performance aircraft. Although the CTT technology was originally developed in an analog format, the scientists at STI adapted the technology to be used with computers and computer software in the early 1960s. During the last six years the CTT technology has been used nationwide in the FACTOR 1000(Trademark) employee fitness system marketed by BioFactors Inc. ('BFI'), the sublicensor of the Company's technology. Based upon the Company's experience with the CTT technology, the Company believes that FACTOR 1000(Trademark) provides a fast, reliable means to assure employee fitness for duty in safety-related industrial settings, by measuring an employee's hand-eye coordination and indicating to a supervisor on a 'yes/no' basis whether or not the employee's results meet specific, selected safety guidelines.


     The Company has incorporated the CTT technology in The SportsTrac(Trademark) System, which management believes, is the first simple, easy-to-use device to precisely and reliably measure any athlete's psychomotor skills (hand-eye coordination). While the core technology is shared between BFI's FACTOR 1000(Trademark) and the Company's SportsTrac(Trademark) System, both the application of the technology and the results obtained differ greatly. While the FACTOR 1000(Trademark) utilizes the CTT technology to evaluate an employee's fitness in a commercial setting on a 'yes/no' basis, The SportsTrac(Trademark) System provides athletes with a quantitative measurement of their skills. Additionally, The SportsTrac(Trademark) System is designed to pick up the day-to-day variations in hand-eye coordination which affect athletic performance. Management believes that no other product other than The SportsTrac(Trademark) System attempts to gauge an athlete's readiness for competition in the same manner of The SportsTrac(Trademark) System, and knows of no other product which claims, or has proven, to serve the same function.


     As part of his duties as Chief Technology Officer at BFI from 1993 through September 1995, Marc Silverman (the Company's President, Chief Executive Officer and Chief Financial Officer) helped to design and manage the development of a crude prototype on field athletic performance system which was based upon the FACTOR 1000(Trademark) and utilized the CTT technology. This crude prototype was used in the Study to test the validity and efficacy of the CTT technology in a sports/performance enhancement environment. This crude prototype has been refined to its present configuration which is presently in use in the Company's incomplete pilot program. This prototype was a research prototype used to validate the application of the CTT and Factor 1000(Trademark) technologies to evaluate athletic performance and BFI did not and has not developed such prototype for commercial production.



     Management's experience with the CTT technology has shown that users gradually improve on The SportsTrac(Trademark) System for the first 100-200 tries. Since each try requires less than a minute to complete, most users reach their plateau or individual performance level ('IPL') within a week. The Study required Dodgers players at the AA and AAA minor level to test on the CTT daily before games for at least two months on an early prototype version of The SportsTrac(Trademark) System. Their CTT scores were then plotted against on-field performance. The Study revealed that players' CTT scores varied directly with some measures of on-field performance and that the most successful baseball players achieved better CTT scores than did other players. Importantly, players indicated that tracking on the CTT was a simple, enjoyable addition to their pre-game preparation. The Study indicates that a product based on the CTT, like The SportsTrac(Trademark) System, can reliably measure at least one significant component of the skill set professional athletes need to succeed, regardless of an athlete's background, stage of development, degree of fatigue, illness or stress.


     After an athlete has achieved his or her IPL, The SportsTrac(Trademark) System daily scores generally fall within a few percentage points of their IPL. The difference between a daily score and the athlete's IPL can reflect their level of concentration, emotional state, health status and degree of fatigue. Scores that are consistently below a player's IPL can alert a coach or player to an upcoming performance slump or reflect controllable environmental factors such as extensive travel or sleep disturbances. Scores that consistently exceed the IPL may reflect a positive change in an athlete's training or game preparation even before such changes affect game performance.

Periodic high and low scores can identify an athlete's personal biorhythmic cycle of coordination, a useful tool for any player striving for maximum athletic performance.

     Based upon its experience in its pilot program, management believes that The SportsTrac(Trademark) System is an accurate measurement of visual-motor acuity (a fundamental component in athletic performance), regardless of an individual athlete's background and level of development. It is a consistent yardstick which, combined with other performance measures, can help player development experts to evaluate and compare players. The SportsTrac(Trademark) System is a targeted measure which can help coaches determine which players tend to be 'sharpest' on road trips, following long layoffs, or under the pressure of playoff conditions. The SportsTrac(Trademark) System cannot substitute for game statistics or a coach's intuition, but it can reliably quantify what has been unmeasurable--an athlete's varying degree of coordination.

     The professional version of The SportsTrac(Trademark) System requires a laptop computer and electronic transmission of data to the Company for analysis. Professional users of The SportsTrac(Trademark) System receive charts of player scores on The SportsTrac(Trademark) System correlated with game conditions.


     The Company plans to develop a version of The SportsTrac(Trademark) System by the second quarter of 1998, employing advanced graphics and video that will enhance The SportsTrac(Trademark) System's entertainment value. Based upon its experience with The SportsTrac(Trademark) System in the pilot program, the Company believes that combining The SportsTrac(Trademark) System's inherent excitement level with actual performance scores and performance profiles generated by professional athletes will create a unique diagnostic amusement product with strong appeal to the vast audience of video game users. However, no assurances can be made that the adaptation of The SportsTrac(Trademark) System to this format can and will be successful. Additionally, no assurances can be made that such adaptation, once completed, will achieve market acceptance.


RECENT DEVELOPMENTS


     The Company has obtained a sublicense from BioFactors, Inc. which markets the first commercial implementation of the CTT. That product, FACTOR 1000(Trademark), is used to monitor the fitness for duty of employees in safety-sensitive jobs. In 1994 the Los Angeles Dodgers, Major League Baseball, and Centinela Hospital (Los Angeles) commissioned a study to apply the CTT and FACTOR 1000(Trademark) Technology systems in the professional sports environment. The study compared the scores of the Los Angeles Dodgers minor league players with their on-field performance statistics in more than 160 games. The results of that study indicated that the CTT and FACTOR 1000(Trademark) Technologies performance is predictive of performance differences between players--in other words, a player who performs better on the CTT and FACTOR 1000(Trademark) Technologies on a given game day would be expected to show an increased likelihood of better game performance.




     In 1995 the Company was founded and secured an exclusive sublicense from BioFactors, Inc. to apply the CTT and FACTOR 1000(Trademark) technologies for sports-related, and sports-entertainment applications. The FACTOR 1000(Trademark) system was modified to withstand the rigors of travel and the locker room environment, by adapting it to a laptop computer. The SportsTrac(Trademark) System has since been installed and used by the NHL New York Rangers (via their affiliate in the American Hockey League), the NBA Minnesota Timberwolves, the Los Angeles Dodgers, the Anaheim Angels, the San Diego Padres and the Minnesota Twins (a Major League Baseball team through their AAA minor league affiliate).


     The SportsTrac(Trademark) System scores are transferred electronically from these sites to the Company. This data is carefully reviewed for correlations with other individual and team performance measures by the Company's Chairman, Dr. Michael Mellman, and its President, Mr. Marc Silverman. Statistically significant correlations are reported back to the customers by Dr. Mellman, for their use and incorporated in future analysis using The SportsTrac(Trademark) System. The Company holds periodic telephone meetings (on at least a monthly basis) with customers to discuss The SportsTrac(Trademark) System results.

     Most recently, the Company has extended its pilot program to include Callaway Golf, the market leader in golf equipment, to assist in the research and development of a version of the Company's only product that can monitor and predict the performance of golfers. The Company anticipates this project will include the monitoring of Callaway-sponsored professional golfers during the 1996 PGA Tour and extensive testing at Callaway's advanced research division in Carlsbad, California.

STRATEGY AND OUTLOOK

     The Company has identified four primary markets for various versions of its only product which incorporate its proprietary skills evaluation technology. These are:


          o Professional Monitoring Tools and Analysis
          o Consumer Enhancement Versions--Golf
          o Consumer Entertainment Versions
          o Health and Fitness Monitoring and Information Systems



     The Company expects to introduce the professional version of The SportsTrac(Trademark) System to new teams during the 1998 Major League Baseball season and the 1997-1998 National Hockey League and National Basketball Association seasons. The Company's goal is to install systems for several teams in each sport and demonstrate results that will convince the remaining teams that The SportsTrac(Trademark) System is a necessary component of any team's success on the field.



     The SportsTrac(Trademark) System enters the market at a time of increased interest in high-tech, computerized devices for performance enhancement. Many professional sports organizations have begun to routinely test the psychological state of potential recruits using traditional examinations, check the physiology of players using MRIs (magnetic resonance imaging) and other diagnostic tools, and have supplemented their training techniques with computerized measures of performance levels. Some of these computerized measures have found their way to the recreational level as health and fitness clubs adopt complex new training systems.

VERSIONS OF THE COMPANY'S SINGLE PRODUCT

  Professional SportsTrac(Trademark) System

     The professional version of The SportsTrac(Trademark) System, which is still undergoing development in the Company's uncompleted pilot program, in its prototype form, and which is not fully tested or engineered and is not yet ready for commercial production, consists of a small screen, keyboard, and a control knob similar to the volume control on a radio. The components are housed in a small, rugged unit which can sit on a tabletop in the corner of a locker room at home or on the road. The SportsTrac(Trademark) System is light and portable for easy transportation with team equipment.

     Before going out on the field or court, each player spends 2 to 5 minutes using The SportsTrac(Trademark) System. After a player enters his identification number, the screen displays a diamond pointer drifting between two vertical lines. Using the control knob, the player must correct for the unpredictable movement of the pointer, keeping it from touching either of the lines. The difficulty increases as the pointer gradually accelerates, until the pointer touches one of the lines. The 'critical instability' level at the point the player loses control of the pointer is an instant, accurate measure of the player's hand-eye coordination. To ensure maximum accuracy, each player repeats the task 5 times in a session with The SportsTrac(Trademark) System.

     Using The SportsTrac(Trademark) System can be compared to balancing a broomstick upright on your open palm. You must move your hand from side to side to prevent the unstable broomstick from falling to the ground. In effect, The SportsTrac(Trademark) System is like balancing a broomstick that becomes shorter over time. The balancing task is simple when the stick is long but becomes increasingly difficult and eventually impossible as the length decreases (compare balancing a broomstick with balancing a short pencil).


     The SportsTrac(Trademark) System is designed to be used with minimal supervision. A trainer or other person can set up The SportsTrac(Trademark) System station in minutes and player sessions are self-administered and confidential. A built-in help system clarifies any questions users may have. The SportsTrac(Trademark) System maintains a computerized database of players and results, enabling a trainer or other person to check player participation and generate reports with a few keystrokes. Testing by major and minor league baseball teams has shown that The SportsTrac(Trademark) System integrates easily into athletic training environments and is welcomed by players and coaches.



     The SportsTrac(Trademark) System maintains a historical record of The SportsTrac(Trademark) System scores. It can display numeric reports or graphs of performance trends on an individual or team basis. Data security is built into The

SportsTrac(Trademark) System and teams can choose to make data available to any combination of players, trainers, physicians and management.

     The market for professional sports enhancement products is highly fragmented with many individuals and companies selling devices, analysis, statistics, training techniques, food supplements, and more to professional sports organizations. Teams vary widely in their interest in new products, particularly high-tech products, and the key element for vendors is often a high-level contact or demonstrable success story with another team. While the Company believes that the results of the Study, as well as the results of the Company's pilot program, will enable The SportsTrac(Trademark) System to receive serious consideration by nearly any professional sports organization, there can be no assurance that additional professional sports organizations will elect to utilize The SportsTrac(Trademark) System. See 'Risk Factors--Dependence upon Emerging Market; Uncertainty of Market Acceptance.'


  The SportsTrac(Trademark) System for Consumers


     The Company believes that developing a simplified, consumer version of The SportsTrac(Trademark) System is the best way to leverage The SportsTrac(Trademark) System's professional acceptance. The first consumer version of The SportsTrac(Trademark) System (the 'Consumer SportsTrac(Trademark) System') will be designed for recreational golfers. In 1994, this group spent a total of $16.31 billion on golf-related goods and services, including more than $6 billion on clubs, equipment and miscellaneous items. The market for golf self-improvement products includes video tapes, learning grips, clubs designed to improve one's swing, and various other devices and services. The Company believes that The SportsTrac(Trademark) System offers the kind of skill analysis and monitoring that will appeal to high and low handicap golfers alike.

     The Company has recently begun a research project with Callaway Golf, the leading manufacturer of golf clubs and one of the most powerful brand names in golf. The Company and Callaway will use Callaway's testing facilities and its team of professional golfers to determine how The SportsTrac(Trademark) System technology can best be delivered to the golfing community. Part of that project will involve having professional golfers in upcoming PGA Tour events use The SportsTrac(Trademark) System daily (in its prototype form) to determine how closely their scores using The SportsTrac(Trademark) System match their tournament play.

     Most golf equipment is sold through golf specialty stores, sporting goods dealers, and mail order catalogues, with a heavy emphasis on brand name goods like Callaway, Ping, Taylor Made, and Wilson. Approximately 20% of buyers are 'avid' golfers who play more than 25 rounds per year and spend more than $2,000 each year on their sport. Various sub-categories of non-avid golfers spend anywhere from $350 to $750 per year on golf. The Company believes the strongest market for this version of The SportsTrac(Trademark) System is among avid golfers who want the latest equipment used by the pros. However, the Company has no experience to date in this market and there can be no assurances that this will be the strongest market for this version of the Company's single product, even if this version is successfully developed, and commercially produced and sold.


     Although only a single prototype version presently exists, the Company expects to market two versions of the Consumer SportsTrac(Trademark) System for golf. An individual version consisting of a control panel and software will be made available to golfers with personal computers. A second model, will be leased to pro shops and golf course facilities to serve as a skills monitoring device and gateway to information about the course and golfing. However no assurances can be given that the Company will complete the adaption of The SportsTrac(Trademark) System to these formats, and if completed, that such adaptations will achieve market acceptance.


  Consumer Entertainment Version


     The professional version of The SportsTrac(Trademark) System is designed to be entertaining and exciting like a video game. The Company added incentive-building features like personal and team high score indicators in developing The SportsTrac(Trademark) System for sports use. The Company anticipates that The SportsTrac(Trademark) System technology will be adapted for consumer entertainment use by the second quarter of 1998. The Company anticipates that once the adaptation process is completed, by adding further graphic design (incorporating full motion video) and sound, it will have developed a game that combines The SportsTrac(Trademark) System's inherent excitement level with actual scores and performance profiles generated by professional athletes to create a unique diagnostic amusement product with strong appeal to the vast audience of video game users. The required adaptation, however, has not yet been completed, and there can be no assurances that such adaptation can be completed successfully.

Additionally, no assurances can be made that should such an adaptation be completed, it would achieve market acceptance.


  The SportsTrac(Trademark) System for Health and Fitness Centers



     The Company believes that The SportsTrac(Trademark) System's benefits can be delivered in an automated unit for health and fitness centers. Athletes will be able to track their day-to-day skill level before or after working out or competing. In addition, the Health and Fitness version of The SportsTrac(Trademark) System will deliver timely, useful information about sports medicine, nutrition, fitness, and club information about classes, events, new members, and services.



     The preliminary design of The SportsTrac(Trademark) System version suitable for health and fitness club use, which is presently still under development and exists only in a prototype form, includes a free-standing kiosk with embedded control panel and 17 inch touch screen monitor. A hidden 486 class personal computer with MPEG video card handles interaction with users, presents The SportsTrac(Trademark) System task, analyzes and stores results, graphs scores, and connects via phone line to the Internet. The kiosk is rugged and waterproof, suitable for installation in a lobby, locker room or workout area.



     The health club user will walk up to The Health and Fitness SportsTrac(Trademark) System unit, enter a personal identification number or card, and indicate whether the user would like to complete a session using The Health and Fitness SportsTrac(Trademark) System, view club news, view sports information or leave a message for another member. Choosing to use The Health and Fitness SportsTrac(Trademark) System will allow the user to start a session, print a graph of previous scores, or display The Health and Fitness SportsTrac(Trademark) System analysis screen.



     Alternatively, the user will be able to view screens containing information about the club, including the club's schedule of classes and events, equipment layout, hours of operation. A third choice will allow the user to record his or her workout schedule, leave a message for the club or another member, and obtain information about sports medicine, fitness, nutrition, and other subjects of interest to members.



     To maintain and deliver this information, the Company will link each health and fitness center using The Health and Fitness SportsTrac(Trademark) System to a central server via the Internet and deliver the information via the Internet's TCP/IP protocol. This data delivery architecture will allow the Company to easily update information and services from one remote location and use relatively inexpensive, simple and trouble-free kiosks to deliver the information.



     The Company believes that the Internet will soon be an excellent source of health and fitness information and that users in an unhurried, relaxing environment focused on self-improvement will want to research and find that information. The Company believes that it can add value to that information by private-labeling delivery sites and organizing access to the variety of sites. It believes users will be drawn to the kiosk for The Health and Fitness SportsTrac(Trademark) System testing, then discover the value of a guided gateway to fitness-related information on the Internet.




  The Health and Fitness Market



     Following a slight downturn during the recession of the early 1990s, health club memberships and revenues are increasing. The number of clubs rose 7% to 12,408 in 1994 and revenues increased by 10% in both 1993 and 1994 to a present level of $18.8 billion. Average reported club revenue of $1.5 million during 1994 was up 7% over 1993.



     The Health and Fitness SportsTrac(Trademark) System version closely fits one of strong trends in club revenues--an increased focus on alternative revenue sources (beyond club membership dues). In 1994, fees for services such as fitness evaluation, personal training, child care, juniors programming and nutritional counseling accounted for 22% of the average club's total revenue. The Company believes that the Health and Fitness SportsTrac(Trademark) System can be marketed as an add-on benefit to club membership with either an additional flat fee charged each month or on a charge per access basis.

SALES AND MARKETING PLAN


     The current version of The SportsTrac(Trademark) System is in use in its prototype form (in the Company's uncompleted pilot program) and is marketed directly to professional baseball, hockey, and basketball teams, as well as to professional golfers and tennis players. The marketing is designed to solicit both new participants in the Company's pilot programs as well as future customers when The SportsTrac(Trademark) System is available for commercial implementation. This professional version of The SportsTrac(Trademark) System, with its specialized support and data analysis by the Company, will continue to be offered to the professional market after the various consumer versions of The SportsTrac(Trademark) System go to market. However, at the present time, this version of The SportsTrac(Trademark) System is neither fully tested nor fully engineered, nor is it ready for commercial production. However, upon the conclusion of the pilot program, estimated to be in the fourth quarter of 1997, the Company anticipates that such version of The SportsTrac(Trademark) System will be available for commercial production and sale. The Company has signed purchase agreements with the Palm Spring Suns (a minor league baseball team) and U.S. Golf and Entertainment, Inc. (owners of golf driving ranges) to install The SportsTrac(Trademark) System in early 1997. The purchase price for each such system is $20,000.


     While the consumer versions of The SportsTrac(Trademark) System have not yet been fully developed, they will take advantage of the broad distribution channel for consumer sports equipment. The hardware, software and manual will fit in a shoebox-sized box for shelf sales at department, sporting goods stores and specialty golf and tennis shops. Health clubs that offer The SportsTrac(Trademark) System on-site will be able to private label consumer machines incorporating The SportsTrac(Trademark) System for sale in their equipment stores. The Company may also market the consumer versions of The SportsTrac(Trademark) System via infomercial videos and display ads in sports publications.

     The Company will also seek to develop consumer revenues through publications, vendors and sales representatives serving the amateur sports marketplace.

COMPETITION

     Presently, the Company has no direct competition in the sports and entertainment related fields. As the Company's products are established, however, competition could arise from organizations with more computer and software expertise or more financial capability than the Company.


     Other performance assessment technologies have been developed for research and fitness for duty testing purposes but the Company knows of none that have been refined for commercial application in the sports and entertainment related fields. Based upon the Company's own evaluation, management believes that these alternate technologies are more difficult to administer and less practical in the marketplace than The SportsTrac(Trademark) System. Management believes that a significant amount of engineering and other work would be required for any of these other technologies to be successfully adapted to the marketplace in which the Company intends to market The SportsTrac(Trademark) System. In addition, any new technology would lack the benefit of the three decades of validation of the CTT underlying The SportsTrac(Trademark) System. Currently, the only version of The SportsTrac(Trademark) System which is in use is the prototype of the professional level sports team version, which is being utilized in the Company's uncompleted pilot program. This version has not been fully tested and is not ready for commercial production. In addition to providing the prototype version to its pilot program participants, the Company also provides services such as the initial installation of The SportsTrac(Trademark) System and the training of the appropriate personnel, as well as consulting and data analysis services.


TRADEMARKS AND SERVICE MARKS

     The Company has filed an application to register a trademark for the name of The SportsTrac(Trademark) System on May 6, 1996, and may register or file other applications in the future. On occasion, such applications may be opposed by third parties. The Company intends to pursue all available legal remedies to vigorously defend its rights to its trademarks to the extent it has resources available to fund such activities. However, no assurances can be made that the Company's application will be approved by the United States patent and Trademark Office.

EMPLOYEES


     As of December 31, 1996, the Company employed four full-time employees, which consist of management, and one part-time employee. The Company considers its employee relations to be good. The Company anticipates hiring additional personnel after the Offering for sales, marketing, engineering and product support, and general administrative assistance.


BOARD OF ADVISORS

     The Company's Advisory Board brings together noted athletes and experts in the fields of sports medicine, administration, research, marketing, law, and promotion. While the Advisory Board serves an important role in the review of The SportsTrac(Trademark) System product design and identification of new product designs and customers, it does not serve any management function. Members of the Company's Board of Advisors include:

     Fred Claire. Mr. Claire has been with the Los Angeles Dodgers since 1969 and currently holds the position of Executive Vice President and General Manager. In 1988 Mr. Claire was named the Sporting News Executive of the Year and has served Major League Baseball as a member of the Board of Directors of Baseball Properties, the Broadcast Advisory Group, and the Baseball Operations committee.

     Ralph Gambardella, MD. Dr. Gambardella is an orthopaedic surgeon, specializing in sports medicine, practicing with the world renowned Kerlan-Jobe Orthopaedic Clinic. Dr. Gambardella is an orthopaedic consultant for the Los Angeles Dodgers and the University of Southern California and Loyola Marymount University sports programs. He serves as an Associate Clinical Professor of Orthopaedics at the University of Southern California School of Medicine.

     Frank W. Jobe, MD. Dr. Jobe is a pioneer in the fields of orthopaedic surgery and sports medicine, and co-founded the Kerlan-Jobe Orthopaedic Clinic in Inglewood, California. Dr. Jobe regularly consults to numerous professional sports teams, including the PGA Tour, Senior PGA Tour and the Los Angeles Dodgers. He is the Medical Director of the Biomechanics Laboratory at Centinela Hospital Medical Center, and serves as Clinical Professor of Orthopaedics at the University of Southern California School of Medicine.

     Roy A. Mlakar. Mr. Mlakar is the President and Chief Executive Officer of the NHL Ottawa Senator hockey club. He is the former chief operating officer of the NHL Pittsburgh Penguins and was president of the NHL Los Angeles Kings.

     Rob Moor. Mr. Moor is president of the National Basketball Association's Minnesota Timberwolves and responsible for the day-to-day operation of that franchise. Prior to joining the Timberwolves, Mr. Moor was executive vice president of the National Hockey League's Los Angeles Kings, where he was instrumental in the development, formation and acquisition of several companies, including the Toronto Argonauts of the Canadian Football League, Upper Deck Authenticated and MultiVision Marketing.


     Ann Meyers Drysdale. Ms. Drysdale was a 4-time All American basketball player at UCLA and received a silver medal in the 1976 Olympics. She was the first woman signed by an NBA team, the Indiana Pacers, and has been active in the women's professional basketball and broadcasting for several years.

     Diana Scott. Ms. Scott is an attorney with expertise in employment law and wrongful termination. She has represented professional sports players and executives in various areas of employment, litigation, and business.


     Kenny Slutsky. Mr. Slutsky is currently Vice Chairman of Candle Corporation, the leading provider of systems management software in the world. He was previously Chairman of Kern Oil and Refining Co. and developed and founded the Old Marsh Golf Club in Palm Beach County, Florida.


     Reggie Smith. Mr. Smith played major league baseball for 17 seasons with the Boston Red Sox, St. Louis Cardinals, Los Angeles Dodgers, and the San Francisco Giants. He is currently the Los Angeles Dodgers' batting coach and is founder of the Baseball Development Centers for skills instruction and training.

FACILITIES



     The Company's executive offices are located at 6900 East Belleview Avenue, Suite 200, Englewood, Colorado 80111. The term of such lease expired March 31, 1996 and the rent for the facilities is $1,100 per month. The Company continues to occupy such premises on a month-to-month basis and will do so until the completion of this Offering, at which time the Company will evaluate its facility requirements.



     The Company also leases office space in Los Angeles, California. Such lease also expired on March 31, 1996 and the rent for such facility is $900 per month. The Company continues to occupy such premises on a month-to-month basis and will do so until the completion of this Offering, at which time the Company will evaluate its facility requirements.


LITIGATION

     There is no material litigation pending or threatened against the Company nor are there any such proceedings to which the Company is a party.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names and ages of the directors, executive officers and significant employees, and promoters of the Company are set forth below.


NAME                     AGE  POSITION HELD
-----------------------  ---  -----------------------------------------
Michael Mellman, MD....  46   Chairman of the Board and Director
Marc R. Silverman......  44   Chief Executive Officer, President, Chief
                              Financial Officer and Director
Elliot Steinberg.......  59   Director
Solomon A. Weisgal.....  70   Director
Joshua Kanter..........  35   Director and Secretary
David Wohl.............  47   Executive Vice President


BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

     Michael Mellman, MD is a founder of the Company and is presently in the private practice of internal medicine at Centinela Hospital Medical Center in Inglewood, California. Dr. Mellman has been the team physician for the Los Angeles Dodgers since 1986, and the Los Angeles Lakers and Los Angeles Kings since 1981. He was the team physician for the now defunct LA Express of the United States Football League and has served as a consultant to the Los Angeles Rams. Dr. Mellman is widely recognized as an expert in the area of sports medicine and athletic performance. Dr. Mellman graduated from the University of California at Los Angeles with a bachelors degree in Zoology. He received his MD from the Mount Sinai School of Medicine in New York. His internship, residency, and chief residency in Internal Medicine were all served at Cedars Sinai Medical Center in Los Angeles.

     Marc R. Silverman is a founder of the Company and has a broad background of business experience and technical expertise, including strategic planning, business development, product design and implementation. From 1989 through 1993, Mr. Silverman was the President and a director of Performance Factors, Inc. (in which he was one of the founders). Performance Factors, Inc. (which was formerly known as Cognitive Systems, Inc.) was merged with and into BioFactors, Inc. on May 22, 1994. Mr. Silverman was an officer of BioFactors, Inc. from 1993 until September 1, 1995 (and a director until April, 1995). Prior to joining Performance Factors Inc., Mr. Silverman was Director of Planning and Business Development at Technicon Corporation, a major developer of computerized patient care and hospital information systems, from 1987 until 1989. In that capacity, he was responsible for strategic direction, new product planning and corporate development. From 1985 to 1987, Mr. Silverman was General Manager of the Medical Information Systems Division at BaronData Systems. This division developed and marketed automated clinical decision support systems for acute care hospitals and ambulatory care facilities. Prior to assuming the position of General Manager, he was Director of Planning, with responsibility for the direction of all corporate product lines.

     Mr. Silverman has previously held positions at Cutter Laboratories and Hexcel Corporation, where he was responsible for the design and implementation of various computer applications. He is an engineering graduate of the University of California at Los Angeles and has attended the Stanford University, Advanced Management College.

     Elliot Steinberg, a director of the Company, is the managing partner of W.S. Ventures, a private investment partnership. From 1992 to the present date, Mr. Steinberg has actively engaged in the practice of law, specializing in business planning and real estate. In 1995, Mr. Steinberg became a managing shareholder of Sunrise Creek, LLC, a company engaged in real estate subdivision and development in the State of Colorado. Also in 1995, Mr. Steinberg became a trustee of the California Real Estate Investment Trust, a self-administered real estate trust (traded on the New York Stock Exchange under the symbol 'CT'). During 1992 and 1993, Mr. Steinberg was a director of Kimco Hotel Management Company , a private company engaged in hotel management and development. From 1992 to July 1996, Mr. Steinberg was a director of BioFactors, Inc. Also, since 1992

Mr. Steinberg has been a director of Ganson Ltd. and Cege Co., Ltd. (Hong Kong), both private companies engaged in the manufacture and sale of leather goods. From 1988 through 1992, Mr. Steinberg was the general partner of, and general counsel to, Genesis Merchant Group, an Illinois financial services firm, providing investment banking, brokerage activities and asset management of equities and bonds. Mr, Steinberg is a graduate of the University of California (Berkeley) and holds a J.D. degree from the Boalt Hall School of Law, University of California (Berkeley).

     Solomon A. Weisgal, has been a director of the Company since February 1996. Mr. Weisgal is a Certified Public Accountant and has been President of Solomon
A. Weisgal, Ltd., a financial consulting firm, since its inception in 1979. Mr. Weisgal is presently a director of Chicago Holdings, Inc. and Dealers Alliance Credit Corp., privately-held concerns, and First Merchant Acceptance Corporation and Walnut Financial Services, Inc., companies listed on the Nasdaq National Market System.

     Joshua S. Kanter has been of counsel to Barack, Ferrazzano, Kirschbaum & Perlman, specializing in securities, corporate and real estate law since June 1993. Mr. Kanter has also been the Vice-President of Windy City, Inc., a closely held investment management and consulting firm since June 1986 and has been General Counsel of Walnut Financial Services, Inc., a publicly-held concern (Nasdaq NMS--WNUT) since September 1995. Mr. Kanter received a B.A. in Economics and Political Science and graduated magna cum laude from Emory University in 1984. Thereafter, Mr. Kanter received his J.D. from the University of Chicago Law School in 1987. Mr. Kanter has served on the Boards of Directors of a number of companies, including Critical Industries, Inc., a publicly held concern, and Performance Factors, Inc. and TCOM Systems, Inc., both privately-held concerns.



     David Wohl has been the Executive Vice President of the Company since February 10, 1997. Mr. Wohl has 25 years of experience in professional sports. From 1994 through 1996, Mr. Wohl was the Executive Vice President of and Director of Basketball Operations for the Miami Heat of the NBA. Mr. Wohl was responsible for strategic planning, hiring a head coach, negotiations of all player contracts and roster management, including trades and college draft selections. Prior to joining the Miami Heat, Mr. Wohl spent 15 years as both a head coach and assistant coach in the NBA, during which time he won an NBA championship with the Los Angeles Lakers. Before entering coaching, Mr. Wohl played in the NBA from 1971 through 1978, during which time he served as a representative to the NBA Players Association. Mr. Wohl is a graduate of the University of Pennsylvania. He has written numerous articles on sports for Sports Illustrated and The National Sports Daily.


EXECUTIVE COMPENSATION


     The following table sets forth remuneration paid or accrued by the Company during fiscal years 1995 and 1996 to the named officers and directors of the Company. Each director of the Company is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called. In fiscal years 1995 and 1996 no director, officer or employee received compensation exceeding $100,000.


                           SUMMARY COMPENSATION TABLE


                                                                        LONG TERM COMPENSATION
                                                                 -------------------------------------
                                     ANNUAL COMPENSATION            AWARDS                            PAYOUTS
                               -------------------------------   ------------    SECURITIES    ----------------------
NAME OF INDIVIDUAL                                OTHER ANNUAL    RESTRICTED     UNDERLYING     LTIP      ALL OTHER
AND PRINCIPAL POSITION  YEAR    SALARY    BONUS   COMPENSATION   STOCK AWARDS   OPTIONS/SARS   PAYOUTS   COMPENSATION
----------------------  -----  --------   -----   ------------   ------------   ------------   -------   ------------
Marc Silverman........  1995   $ 42,000      --          --             --         60,000          --           --
Chief Executive.......  1996   $144,500      --          --             --             --          --           --
Officer, President,
Chief Financial
Officer and Director

Michael Mellman.......  1995   $ 21,000      --          --             --         60,000          --           --
Chairman of the.......  1996   $ 90,000      --          --             --             --          --           --
Board

     Set forth below is information relating to stock options granted to Messrs. Silverman and Mellman (none were granted in 1996):


                        OPTION/SAR GRANTS IN FISCAL 1995

                       NUMBER OF     PERCENT OF TOTAL
                      SECURITIES       OPTION/SARS
                      UNDERLYING        GRANTED TO
                      OPTION/SARS      EMPLOYEES IN        EXERCISE
NAME                    GRANTED        FISCAL 1995       PRICE ($/SH)    EXPIRATION DATE
-------------------   -----------    ----------------    ------------    ---------------
Marc Silverman.....      60,000            28.57%            $.25          Nov. 30, 2000
Michael Mellman....      60,000            28.57%            $.25          Nov. 30, 2000

               AGGREGATED OPTION/SAR EXERCISES DURING FISCAL 1995
                         AND YEAR END OPTION/SAR VALUES


                                                                                         VALUE OF UNEXERCISED
                                                         NUMBER OF SECURITIES                IN-THE-MONEY
                                                        UNDERLYING UNEXERCISED               OPTIONS/SARS
                                                        OPTIONS/SARS AT FY-END               AT FY-END(1)
                      SHARES ACQUIRED     VALUE      ----------------------------    ----------------------------
NAME                    ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------   ---------------    --------    -----------    -------------    -----------    -------------
Marc Silverman.....         --              --          60,000           --           $ 345,000          --
Michael Mellman....         --              --          60,000           --           $ 345,000          --

------------------
(1) Represents the value of options assuming the initial public offering price per Share set forth on the cover page of this Prospectus.

EMPLOYMENT AGREEMENTS

     There are currently no employment agreements with any of the Company's executive officers or key employees. All salaries of such persons will be set by the Company's Compensation Committee which consists of Messrs. Steinberg, Weisgal and Kanter, all non-employee directors of the Company.

1995 STOCK PLAN

     In November 1995, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of, the 1995 Stock Plan

(hereinafter called the 'Plan'). The purpose of the Plan is to provide a means whereby key individuals providing services to the Company and to its related corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Under the Plan, certain directors, officers, employees and consultants are eligible to acquire Common Stock of the Company or otherwise participate in the financial success of the Company. The Plan is expected to provide flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of the federal tax laws.

     The maximum aggregate number of Shares that may be awarded to individuals under the Plan is 480,000 Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient shares to meet the requirements of the Plan. The aggregate number of Shares which may be awarded under the Plan shall be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

     The Plan shall be administered by a Committee which shall be comprised of at least two (2) non-employee disinterested directors appointed by the Board of Directors of the Company (hereinafter referred to as the 'Board'). A disinterested director is any member of the Board who within the prior year has not been, and is not being, granted any awards related to the Shares under the Plan or any other plan of the Company or any related Company except for awards which: (i) are calculated in accordance with a formula as contemplated in paragraph (c)(ii) of Rule 16b-3 ('Rule 16b-3') under the Securities and Exchange Act of 1934; (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or (iii) arise from an election by a director to receive all or part of his Board fees and Shares. The Committee shall have sole authority to select the individuals from among those eligible to whom awards shall be made under the Plan, to establish the amount of such award for each individual and the time when certificates for Shares shall be issued, and to prescribe the legend to be affixed to the certificate. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, form and agreement, not inconsistent with the Plan as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.

TYPES OF AWARDS

     Stock Options. Options granted under the Plan may be 'incentive stock options' ('Incentive Options') within the meaning of Section 422 of the Code or stock options which are not incentive stock options ('Non-Incentive Options' and, collectively with Incentive Options, hereinafter referred to as 'Options'). Whether or not Options will be granted, the number of shares subject to each Option granted, the prices at which Options may be exercised (which shall not be less than the fair market value of shares of Common Stock on the date of grant), whether an Option will be an Incentive Option or a Non-Incentive Option, the time or times and the extent to which Options may be exercised and all other terms and conditions of Options will be determined by the Committee.

     Each Incentive Option shall terminate no later than ten (10) years after the date of grant, except as provided below with respect to Incentive Options granted to 10% Stockholders (as hereinafter defined). No Incentive Option may be granted at any time after October 2005. The exercise price at which the shares may be purchased may not be less than the Fair Market Value of shares of Common Stock at the time the Option is granted, except as provided below with respect to Incentive Options granted to 10% Stockholders.

     The exercise price of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all shares of stock of the Company or a parent or subsidiary of the Company ('10% Stockholder') shall in no event be less than 110% of the Fair Market Value of the shares of the Common Stock on the date the Incentive Option is granted. The term of an Incentive Option granted to a 10% Stockholder shall not exceed five (5) years from the date of grant.

     The exercise price of the shares to be purchased pursuant to each Option shall be paid in any one or a combination of cash, personal check, personal note, shares already owned or Plan awards which the Optionee has an immediate right to exercise.

     Restricted Stock Awards. Restricted Stock Awards ('RSAs') under the Plan shall be in the form of Shares, restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted stock agreements in such form and consistent with the Plan as the Committee shall approve from time to time. RSAs awarded under the Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer, substantial risks of forfeiture, attainment of performance objective and repurchase by the Company or right of first refusal, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

     RSAs awarded, and the right to vote on the underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except in the event of the death of the Optionee or by will or the laws descent and distribution. Subject to the foregoing, and except as otherwise provided in the Plan, the Grantee shall have all other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

     In the event of a grantee's termination of employment prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all such Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

     Stock Appreciation Rights. Stock Appreciation Rights ('SARs') are rights entitling the grantee to receive cash or Shares having a fair market value equal to the appreciation in market value of a stated number of Shares from date of grant, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of the related option to the date of exercise, which may be granted to such eligible directors and employees as may be selected by the Committee. SARs may be granted in tandem or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and SAR, or the SAR may be granted independently of a related option. In the event of a grant with a related option, the SAR shall be subject to the terms and conditions of the related option. In the event of an independent grant, the SAR shall be subject to the terms and conditions determined by the Committee. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of a deceased grantee within twelve (12) months of the death of the grantee.


     Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of a number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. The exercise of an SAR may only be made in accordance with applicable restrictions pursuant to Rule 16b-3(e) under the Securities and Exchange Act of 1934 or any similar successful provision.


     At December 31, 1995, 174,000 Incentive Options and 36,000 Non-Incentive Options have been granted. Messrs. Mellman and Silverman, Chairman of the Board and Chief Executive Officer of the Company, respectively, were each granted 60,000 Incentive Options to purchase Common Stock at $.25 per share. The remaining 90,000 options in the aggregate are exercisable at the greater of $.25 or 25% of the public offering price of the Company's Common Stock in the Offering ($1.50).

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this Prospectus with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) the Company's officers and directors; and (iii) the directors and officers of the Company as a group:


                                         AMOUNT
                                       BENEFICIALLY    PERCENTAGE     PERCENTAGE
                                       OWNED PRIOR       (%) OF         (%) OF
                                         TO THIS      CLASS BEFORE    CLASS AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER   OFFERING(1)    OFFERING(1)     OFFERING(1)
------------------------------------   -----------    ------------    -----------
Jelsin Investments Limited .........     216,000           7.44           6.04
P.O. Box NO3933
Shirley Street
Nassau, Bahamas

Kanter Family Foundation ...........     216,000           7.44           6.04
8000 Towers Crescent Drive
Suite 1070
Vienna, Virginia 22182

Joshua S. Kanter(2)(9) .............      86,400           2.98           2.42
333 West Wacker Drive
Suite 2700
Chicago, Illinois 60606

M.D. Funding, Inc. .................     459,000          15.81          12.83
5 Old Woods Drive
Harrison, New York 10528

Michael Mellman(3) .................     234,000           7.89           6.43
500 North Poinsettia Avenue
Manhattan Beach, California 90266

                                         AMOUNT
                                       BENEFICIALLY    PERCENTAGE     PERCENTAGE
                                       OWNED PRIOR       (%) OF         (%) OF
                                         TO THIS      CLASS BEFORE    CLASS AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER   OFFERING(1)    OFFERING(1)     OFFERING(1)
------------------------------------   -----------    ------------    -----------
Marc Silverman(4) ..................     234,000           7.89           6.43
c/o SportsTrac, Inc.
6900 E. Belleview Avenue
Suite 200
Englewood, Colorado 80111

W. S. Ventures(5) ..................     270,000           9.30           7.54
P.O. Box 3721
Telluride, Colorado 81435

Elliot Steinberg(5) ................     270,000           9.30           7.54
P.O. Box 3721
Telluride, Colorado 81435

The Holding Company(6) .............     234,600           8.07           6.56
Two North LaSalle Street
Suite 2200
Chicago, Illinois 60602

Daniel Durchslag ...................     408,000          14.05          11.40
9400 Brighton Way
#402
Beverly Hills, CA 90210

Joel S. Kanter(7)(9) ...............     388,800          13.39          10.86
8000 Towers Crescent Avenue
Suite 1070
Vienna, Virginia 22182

Solomon A. Weisgal(8) ..............      18,000            .62            .50
120 South Riverside Drive
Suite 1420
Chicago, IL 60606

All officers and directors as a
  group (five (5) persons)..........     842,400          28.68          23.32


------------------

(1) Gives effect to the issuance of 480,000 shares of Common Stock (after the March stock split) included in the Bridge Units. Does not give effect to (i) 101,250 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (ii) 67,500 shares of Common Stock issuable upon exercise of the Representative's Purchase Option; (iii) 2,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants owned by the Bridge Lenders and (iv) 210,000 employee stock options and 180,000 outstanding warrants.


(2) Mr. Kanter is a director and secretary of the Company. See 'Management.' Mr. Kanter is a Vice President of Windy City, Inc. and Vice President of the Kanter Family Foundation and has no voting or investment control of shares owned by them and disclaims any beneficial interest in such shares. Mr. Kanter is the brother of Joel Kanter, a principal stockholder.

(3) Mr. Mellman is the Chairman of the Board of Directors of the Company. Includes options to purchase 60,000 shares of Common Stock at $.25 per share. See 'Management.'

(4) Mr. Silverman is the Chief Executive Officer, Chief Financial Officer, President and Director of the Company. Includes options to purchase 60,000 shares of Common Stock at $.25 per share. See 'Management.'

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(5) Mr. Steinberg is the general partner of W.S. Ventures and has sole voting and investment control over said shares. Mr. Steinberg is a director of the Company. See 'Management.'

(6) Mr. Burton Kanter is the President of The Holding Company. Mr. Kanter is the father of Joel S. Kanter, a principal stockholder, and Joshua S. Kanter, a director and secretary of the Company.

(7) Includes (i) 86,400 shares owned by Mr. Kanter, (ii) 216,000 shares owned by the Kanter Family Foundation and (iii) 86,400 shares owned by Windy City, Inc. Mr. Kanter, as the President of the Kanter Family Foundation and Windy City, Inc., is vested with sole voting and investment control of the shares owned by said entities. Mr. Kanter disclaims any beneficial ownership of any shares owned by the Kanter Family Foundation or Windy City, Inc. Mr. Kanter is the brother of Joshua S. Kanter, a director of the Company.

(8) Director of the Company. See 'Management.' Includes 18,000 shares of Common Stock (post March 1996 stock split) issued to him, as trustee, in connection with a bridge loan to the Company. Mr. Weisgal, as trustee, is vested with the sole voting and investment control of such shares but disclaims any beneficial interest in such shares. See 'Bridge Financing.'

(9) Does not include 120,000 shares of Common Stock and 500,000 warrants held by Ulster Investments Ltd. which were issued by the Company in connection with its bridge loan. See 'Bridge Financing.' Ulster Investment Ltd. is an Antigua corporation which is owned by the St. John's Trust, the trustee of which is the Antigua International Trust, Ltd., a subsidiary of Swiss American Bank, Ltd. The beneficial owner of such shares is the St. John's Trust. Antigua International Trust, Ltd. is the sole director of Ulster Investment Ltd., and Stuart Young serves as President and Treasurer and Roslyn Yearwood serves as Secretary. The beneficiaries of the St. John's Trust are the members of the family of Burton W. Kanter (but not Burton W. Kanter), including Josh Kanter, Joel Kanter and Janis Kanter, all of whom are shareholders of the Company. Joel Kanter, Josh Kanter and Janis Kanter disclaim any beneficial interest in such shares and warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From inception to November 1995, the Company issued an aggregate of 2,424,000 shares of its common stock to 14 shareholders for aggregate consideration of $507,000. The Company also issued warrants to purchase up to 180,000 shares of Common Stock at an exercise price of $4.17 per share (as adjusted for the Company's March stock split) through December 30, 2000. The exercise price of those warrants were based upon the anticipated public offering price of the Common Stock. These warrants were issued on December 31, 1995 to Burton Kanter and Elliot Steinberg. The right to receive these warrants were initially granted to BFI (on August 30, 1995) pursuant to the sublicense agreement (although such warrants as issued contain different terms as initially contemplated). BFI assigned such rights (on October 16, 1995) to Messrs. Kanter and Steinberg in connection with the waiver of defaults relating to unsecured loans of $54,450 and $237,660, respectfully, owed by BFI to such persons (and affiliates), the deferment of such obligations of BFI and the conversion of such obligations of BFI into shares of capital stock of BFI upon the closing of the initial public offering of BFI, if the same occurs prior to December 31, 1996 (otherwise such obligations become due and payable). On February 19, 1996, these warrants were subsequently assigned to Sheridan Ventures, Ltd. and Rainy Day Holdings.


     From December 1995, through February 1996, the Company borrowed an aggregate of $400,000 from ten (10) lenders (the 'Bridge Lenders'): Ulster Investments Ltd ($100,000), The Holding Company ($65,000), Dune Holdings, Inc. ($100,000), Solomon A. Weisgal, as trustee ($15,000), Howard Kirschbaum as Custodian for Brian Kirschbaum under the Uniform Gift to Minors Act ($5,000), Scott Sinar ($5,000), Matthew Harriton ($20,000), John LaFalce ($10,000), Michael Lulkin ($30,000), and Hartley T. Bernstein ($50,000). None of the Bridge Lenders are affiliated with the Company other than Solomon A. Weisgal, a director of the Company, and The Holding Company, a principal stockholder of the Company. Burton W. Kanter is the President of The Holding Company. Mr. Kanter is the father of Joel Kanter, a principal stockholder of the Company and Josh Kanter, a director and Secretary of the Company. Ulster Investments Ltd. is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are the members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Josh Kanter, Joel Kanter and Janis Kanter, all of whom are shareholders of the Company. In exchange for making loans to the Company, each Bridge Lender received (i) a promissory note (each a 'Bridge Note') and (ii) Bridge Units. Each of the Bridge Units is comprised of one (1) share of Common Stock and five (5) Class A Warrants. Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) January 31, 1998 and (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See 'Use of Proceeds.' The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. See 'Description of Securities.' With respect to the bridge financing, the Company did not engage a placement agent, the Bridge Lenders were identified by the Company's officers and directors, and no other solicitations were made. See 'Underwriting.'



     Mr. Silverman, chief executive officer and a director of the Company, was one of the founders and the President and a director of Performance Factors, Inc. ('Performance Factors'), the original licensee of the CTT technology from STI., from 1989 until 1993. Performance Factors (which was formerly known as Cognitive Systems, Inc.) was merged with and into BioFactors, Inc. ('BioFactors') on May 27, 1994, the sublicensor of the CTT technology to the Company. Mr. Silverman was an officer of BioFactors, Inc., from 1993 until September 1, 1995 (and a director until April 1995). Mr. Silverman is a minority stockholder of BioFactors.

     Mr. Steinberg, a director of the Company, served on the board of directors of Performance Factors and served on the board of directors of BioFactors until July 1996. Mr. Steinberg is the general partner of W.S. Ventures, a principal stockholder of the Company. W.S. Ventures is a minority stockholder of BioFactors. Mr. Steinberg is the general partner of W.S. Ventures and has sole voting and investment control over the shares of Common Stock owned by W.S. Ventures.

     Mr. Burton Kanter is the father of Joel S. Kanter, a principal stockholder, and Joshua S. Kanter, a director and secretary of the Company. Burton Kanter served on the board of directors of Performance Factors and continues to serve on the board of directors of BioFactors. Burton Kanter is the President of The Holding Company, a principal stockholder of the Company. Burton Kanter is Chairman of the Board of Walnut Capital Corp., an early-stage venture capital fund which has a minority interest in BioFactors. Joel Kanter is the President of the Kanter Family Foundation and Windy City, Inc., stockholders of the Company, and is the brother of Joshua S. Kanter.

     With respect to each of the foregoing transactions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. Future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and/or disinterested members of the board of directors. Currently there are no disinterested directors serving on the Company's Board of Directors.

                           DESCRIPTION OF SECURITIES


     The Company is offering 675,000 shares of Common Stock, par value $.01 per share.


COMMON STOCK

     The Company is authorized to issue up to 15,000,000 shares of Common Stock, of which 2,904,000 shares will be issued and outstanding as of the date of this Prospectus. All of the issued and outstanding shares of Common Stock will be fully paid, validly issued and non-assessable.


     Subject to the rights of holders of Preferred Stock, if any, holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. See 'Dividend Policy.' Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Stock, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock and the Common Stock is not subject to call. The holders of Common Stock do not have any pre-emptive or other subscription rights.

     Holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings including the annual meeting, for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes 100,000 shares of 'blank check' Preferred Stock, whereby the Board of Directors of the Company shall have the authority, without further action by the holders of the outstanding Common Stock, to issue shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the term of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. As of the date of this Prospectus, there are no shares of Preferred Stock issued and outstanding and the Board of Directors has no present intention to issue any shares of Preferred Stock.

CLASS A WARRANTS


     In connection with the Bridge Financing, the Company issued 2,000,000 Class A Warrants included in the Bridge Units. Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $6.50 per share for a period of four (4) years commencing one (1) year from the Effective Date of this Offering. Each Class A Warrant is redeemable by the Company for $.05 per
Class A Warrant, at any time after               , 1998, upon thirty (30) days'
prior written notice, if the closing price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, The Nasdaq Small Cap Market, the National Quotation Bureau Incorporated, or the OTC Bulletin Board as the case may be, exceeds $9.00 per share for twenty (20) consecutive trading days ending within fifteen (15) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of Class A Warrants, the Company shall have the right, subject to compliance with Rule 13E-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13E-4 and, if required, a post-effective amendment to this registration statement, to reduce the exercise price and/or extend the term of the Class A Warrants.

     The Class A Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Class A Warrants. If the Company does not or is unable to maintain a current effective registration statement, the holders of Class A Warrant certificates will be unable to exercise the Class A Warrants and the Class A Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Class A Warrants are not registered or qualified for sale in the state in which a holder of Class A Warrant certificates resides, such holder might not be permitted to exercise the Warrants.

     Each Class A Warrant may be exercised by surrendering the warrant certificate, with the form of election to purchase on the reverse side of the Class A warrant certificate properly completed and executed, together with payment of the exercise price, to the Transfer Agent. The Class A Warrants may be exercised in whole or from time to time in part. If less than all of the Class A Warrants evidenced by a warrant certificate are exercised, a new Class A warrant certificate will be issued for the remaining number of Class A Warrants.

     Holders of the Class A Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Class A Warrants, the Class A Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Class A Warrants are not entitled to participate in the Company's assets.

     For the life of the Class A Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock. The exercise of the Class A Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company.

OTHER WARRANTS TO PURCHASE COMMON STOCK

     On December 31, 1995, the Company issued 180,000 warrants to purchase Common Stock, at $4.17 per share (adjusted in connection with the Company's March stock split), for a period commencing on such date and ending on December 30, 2000. See 'Certain Transactions.'

     Each warrant may be exercised by surrendering the original warrant certificate with the form of election to purchase and payment of the exercise price multiplied by the number of such warrants exercised. Such warrants may be exercised in whole or from time to time in part. If less than all of such warrants are exercised, a new certificate will be issued for the remaining number of such warrants.


     The holders of such warrants have piggyback registration rights on the shares of Common Stock underlying such warrants, in accordance with certain procedures. All expenses in connection with such rights will be borne by the Company.

     Holders of such warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events including, but not limited to, issuance of stock dividends. If the Company merges or consolidates or effects a sale, the holder shall have the right to purchase such securities or assets as may be issued or payable with respect to or in exchange for a number of shares of Common Stock equal to the number purchasable by such warrants.

     For the life of the warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock. The exercise of the warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company.

     These warrants were issued on December 31, 1995 to Burton Kanter and Elliot Steinberg. The right to receive these warrants were initially granted to BFI (on August 30, 1995) pursuant to the sublicense agreement (although such warrants as issued contain different terms as initially contemplated). BFI assigned such rights (on October 16, 1995) to Messrs. Kanter and Steinberg in connection with the waiver of defaults relating to unsecured loans of $54,450 and $237,660, respectfully, owed by BFI to such persons (and affiliates), the deferment of such obligations of BFI and the conversion of such obligations of BFI into shares of capital stock of BFI upon the closing of the initial public offering of BFI, if the same occurs prior to December 31, 1996 (otherwise such obligations become due and payable). On February 19, 1996, these warrants were subsequently assigned to Sheridan Ventures, Ltd. and Rainy Day Holdings. See 'Certain Relationships and Related Transactions.'


     If any underwriter or dealer intends to acquire restricted securities of a stockholder of the Company subsequent to effectiveness of the Registration Statement of which this Prospectus forms a part, a post-effective amendment to such Registration Statement will be filed to reflect an arrangement involving 10% or more of the restricted securities being registered for resale pursuant to a new registration statement. A sticker supplement to the Prospectus contained in the Registration Statement will be filed if the amount of restricted securities being registered for resale pursuant to a new registration statement falls within the range of 5% to 10%.


DELAWARE ANTI-TAKEOVER LAW

     As a Delaware corporation, the Company is subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an 'interested stockholder' (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a 'business combination' (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person's becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of the Company.

LIMITATION ON LIABILITY OF DIRECTORS


     In connection with the Offering, the Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the registration statement, the Prospectus, or any such amendment or supplement thereto.


     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

     Article Eighth of the Company's Certificate of Incorporation provides for indemnification of officers and directors and Article Ninth eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law. Provisions for indemnification are also contained in Article VIII of the Company's By-Laws.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company does not currently have any liability insurance coverage for its officers and directors.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CERTAIN MARKET INFORMATION

     The Company has applied for the inclusion of the Common Stock on the OTC Bulletin Board under the symbol 'SPRT'. There can be no assurance that such application will be approved or that, if approved, a regular trading market for the Common Stock will develop after the Offering or that, if developed, a regular trading market will be sustained. The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than a national securities exchange or Nasdaq and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for a national securities exchange or Nasdaq. In the event the Common Stock is not included on the OTC Bulletin Board, quotes for the Common Stock may be included in the 'pink sheets' for the over-the-counter market. If the Company's Common Stock trades for less than $5.00 per share on the OTC Bulletin Board or the 'pink sheets', it will become subject to the Commission's penny stock disclosure requirements. See 'Risk Factors--'Penny Stock' Regulations May Impose Certain Restrictions on Marketability of Company's Common Stock.'


     The Company's application for listing of its Common Stock on the Nasdaq SmallCap Market was denied by the Nasdaq staff for the following reasons: (1) there is substantial risk regarding the Company's ability to continue operating as a going concern and to continue to comply with Nasdaq listing criteria; (2) there are significant investment risks to prospective public investors in the Company who will provide the vast majority of its permanent equity capital but who will sustain a disproportionate degree of investment risk relative to the percentage of share ownership and investment by the Company's principals and bridge lenders; and (3) there is a potential for extraordinary monetary gain to be realized by the Company's bridge lenders to the detriment of prospective public investors. The denial was affirmed by the Panel for the following reasons: (1) the Panel was unwilling to dismiss the staff's concern relating to the Company's ability to continue as a going concern and noted that the Company lacks executed contracts to serve as a basis for its 1997 projections and that the Company's licensing contracts with the professional teams and the health club agreement fall short of providing a basis for future revenue stream projections; and (2) the Panel was uncomfortable with the bridge loan financing as structured due to the excessive potential returns for the bridge lenders, the brief period of investment prior to the offering, and the lack of adequate lock up provisions for the equity securities in the post-offering period. The Company's appeal to the Review Committee was denied. The Review Committee affirmed the decision of the Panel because the Company was in its development stage, with speculative prospects for future sales and uncertainty regarding the Company's ability to continue as a going concern. The Review Committee was also concerned with the excessive potential return to bridge lending to the detriment of potential Nasdaq shareholders. See 'Risk Factors--Lack of Prior Market for Common Stock; No Assurance of Public Trading Market; Denial of Nasdaq Listing' and 'Penny Stock Regulations May Impose Certain Restrictions on Marketability of the Company's Common Stock.'

TRANSFER AGENT & REGISTRAR

     The transfer agent and registrar for the Company's securities is American Stock Transfer & Trust Company (the 'Transfer Agent').

SHARES AVAILABLE FOR FUTURE SALE


     Immediately prior to the sale of the Common Stock hereunder, the Company had an aggregate of 2,904,000 shares of its Common Stock issued and outstanding, all of which are 'restricted securities' which may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefor may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. (Persons who are not affiliates of the Company and who have held their restricted securities for at least two years are not subject to the volume or transaction limitations.) Any such sales could have a material adverse effect on the market price for the Common Stock, should a trading market develop. See 'Risk Factors--Shares Eligible for Future Sale May Adversely Affect the Market' and 'Risk Factors--Additional Authorized Shares Available for Issuance May Adversely Affect the Market.'


                                  UNDERWRITING



     Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriters have agreed to purchase from the Company 675,000 Shares offered hereby from the Company all on a firm commitment basis, if any are purchased, as follows:



           UNDERWRITERS               NUMBER OF SHARES
-----------------------------------   ----------------
I.A. Rabinowitz & Co. .............
                      .............
                      .............
                      .............
                      .............
                                           -------
                                           675,000



     The Underwriters have advised the Company that they propose to offer the Shares to the public at $6.00 per Share as set forth on the cover page of this Prospectus and that they may allow to certain dealers who are NASD members
concessions not to exceed $       per Share, of which not in excess of $
per Share may be reallowed to other dealers who are members of the NASD. After the initial public offering, the public offering price, concession and reallowance may be changed by the Representative. The Underwriters have informed the Company that they do not intend to confirm sales over which they exercise discretionary authority.



     The public offering price of the securities was arbitrarily determined by negotiations between the Company and the Representative and does not necessarily relate to the assets, book value or results of operations of the Company or any other established criteria of value.



     The Company has granted an option to the Underwriters, exercisable during the thirty (30) day period from the date of this Prospectus, to purchase up to a maximum of 101,250 additional Shares at the Offering prices, less the underwriting discount, to cover Over-Allotments, if any.



     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities arising under the Act. Insofar as indemnification for liabilities arising under the Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

     The Company has agreed to pay to the Underwriters a non-accountable expense allowance of three percent (3%) of the aggregate offering price of the securities offered by the Company hereby, including any securities purchased pursuant to the Over-Allotment Option.



     The Company has agreed to sell to the Representative, or its designees, for an aggregate purchase price of $67.50, an option (the 'Representative's Purchase Option') to purchase up to an aggregate of 67,500 Shares. The Representative's Purchase Option shall be exercisable during a four (4) year period commencing one (1) year from the Effective Date. The Representative's Purchase Option may not be assigned, transferred, sold or hypothecated by the Representative until twelve (12) months after the Effective Date of this Prospectus, except to officers of the Underwriters or to selling group members in this Offering. Any profits realized upon the sale of the securities issuable upon exercise of the Representative's, Purchase Option may be deemed to be additional underwriting compensation. The exercise price of the shares of Common Stock issuable upon exercise of the Representative's Purchase Option during the period of exercisability shall be $9.90 per share. The exercise price of the Representative's Purchase Option and the number of shares covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Representative's Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Representative's Purchase Option is outstanding. At any time when the holders of the Representative's Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.



     If the Company enters into a transaction (including a merger, joint venture, equity financing, debt financing, or the acquisition of another entity) introduced to the Company by the Representative, the Company has agreed to pay the Representative a finder's fee equal to five percent (5%) of the first $4,000,000 of consideration involved in the transaction, ranging in $1,000,000 increments down to two percent (2%) of the excess, if any, over $6,000,000.



     Upon the closing of the sale of the securities offered hereby, the Company will enter into a three (3) year financial advisory and investment banking agreement with the Representative, pursuant to which the Company will be obligated to pay the Representative $100,000 in advance upon the closing of the Offering, for financial and investment advisory services to the Company.



     The Representative shall have the option, subject to the approval of the Company, to appoint one individual to stand for election to the Company's Board of Directors for a period of three (3) years from the Effective Date. In lieu of nominating a director, the Representative may designate a non-director observer to attend meetings of the Company's Board of Directors for three (3) years after the Effective Date at the Company's discretion.



     The foregoing is a summary of certain provisions of the Underwriting Agreement and Representative Purchase Option which have been filed as exhibits hereto.



DETERMINATION OF PUBLIC OFFERING PRICE



     Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price for the Shares has been determined by negotiations between the Company and the Representative. Among the factors considered in the negotiations were the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the securities does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.


     The Company anticipates that the Common Stock will be listed for quotation on the OTC Bulletin Board under the symbol 'SPRT' but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. See 'Description of Securities--Certain Market Information.'

                                 LEGAL MATTERS


     The validity of the securities being offered hereby will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Bernstein & Wasserman, LLP, has served, and continues to serve, as counsel to the Representative in matters unrelated to this Offering. Hartley T. Bernstein, a partner at Bernstein & Wasserman, LLP, is a Bridge Lender and is the record owner of 60,000 shares of Common Stock and 250,000 Warrants. See 'Bridge

Financing.' Certain legal matters will be passed upon for the Underwriters by Lampert & Lampert, 10 East 40th Street, New York, NY 10016.


                                    EXPERTS

     Certain of the Financial Statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Holtz Rubenstein & Co., LLP, independent certified public accountants, whose reports thereon appear elsewhere herein and in the Registration Statement.

                             AVAILABLE INFORMATION

     The Company does not presently file reports and other information with the Securities and Exchange Commission (the 'Commission'). However, following completion of this Offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent public accounting firm and such interim reports, in each case as it may determine to furnish or as may be required by law. After the effective date of this Offering, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and in accordance therewith will file reports, proxy statements and other information with the Commission.

     Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR). The Company has filed with the Commission a registration statement on Form SB-2 (herein together with all amendments and exhibits referred to as the 'Registration Statement') under the Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS


                                                                       PAGE
                                                                    ----------
Report of Independent Certified Public Accountants...............      F-2
Financial Statements:
  Balance sheets as of December 31, 1996 and March 31, 1997
     (unaudited).................................................      F-3
  Statements of operations for the year ended December 31, 1996 and the period April 25, 1995 (inception) to December 31,
     1995, three months ended March 31, 1997 and 1996 and
     cumulative during development stage (unaudited).............      F-4
  Statement of stockholders' equity (Deficit) for the year ended
     December 31, 1996 and the period April 25, 1995 (inception)
     to December 31, 1995, three months ended March 31, 1997 and
     cumulative during development stage (unaudited).............      F-5
  Statements of cash flows for the year ended December 31, 1996 and the period April 25, 1995 (inception) to December 31,
     1995, three months ended March 31, 1997 and 1996 and
     cumulative during development stage (unaudited).............      F-6
  Notes to financial statements..................................   F-7 - F-12

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
SportsTrac, Inc.
Englewood, Colorado


We have audited the balance sheet of SportsTrac, Inc. (a development stage company) as of December 31, 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1996 and the period April 25, 1995 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SportsTrac, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996 and the period April 25, 1995 (inception) to December 31, 1995, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, SportsTrac, Inc. is in the development stage and the Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of equity securities to raise capital and the success of future operations. These uncertainties raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                          HOLTZ RUBENSTEIN & CO., LLP
                                          Certified Public Accountants

Melville, New York
March 18, 1997


125 Baylis Road, Melville, NY 11747-3823  o  FAX 516/752-1742  o  516/752-7400

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



                                                          DECEMBER 31,     MARCH 31,
                                                              1996            1997
                                                          ------------    ------------
                                                                          (UNAUDITED)
ASSETS
------
CURRENT ASSETS:
  Cash.................................................    $   23,932      $    40,189
  Accounts Receivable..................................        10,000           10,000
                                                          ------------    ------------
                                                               33,932           50,189
LICENSED TECHNOLOGY, net of accumulated amortization of
  $97,976 and $116,060, respectively (Note 3)..........       842,484          824,400
COMPUTER EQUIPMENT, net of accumulated depreciation of
  $10,060 and $12,310, respectively....................        40,238           38,986
DEFERRED OFFERING COSTS................................       291,162          294,510
OTHER ASSETS...........................................         2,111            4,161
                                                          ------------    ------------
                                                           $1,209,927      $ 1,212,246
                                                          ------------    ------------
                                                          ------------    ------------

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
---------------------------------------
CURRENT LIABILITIES:
  Bridge notes payable (Note 4)........................    $1,200,000      $ 1,364,000
  Deferred revenue.....................................        20,000           20,000
  Accrued expenses.....................................       466,779          528,526
                                                          ------------    ------------
                                                            1,686,779        1,912,526
                                                          ------------    ------------
STOCKHOLDERS' (DEFICIT): (Note 6)
  Preferred stock, $.01 par value; authorized 100,000
     shares; no shares issued and outstanding..........            --               --
  Common stock, $.01 par value; authorized 15,000,000
     shares; 2,904,000 shares issued and outstanding...        29,040           29,040
  Additional paid-in capital...........................     1,413,960        1,413,960
  Deficit accumulated during the development stage.....    (1,919,852)      (2,143,280)
                                                          ------------    ------------
                                                             (476,852)        (700,280)
                                                          ------------    ------------
                                                           $1,209,927      $ 1,212,246
                                                          ------------    ------------
                                                          ------------    ------------

                       See notes to financial statements

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                                PERIOD          CUMULATIVE
                      THREE MONTHS     THREE MONTHS                         APRIL 25, 1995        DURING
                         ENDED            ENDED           YEAR ENDED        (INCEPTION) TO     DEVELOPMENT
                     MARCH 31, 1997   MARCH 31, 1996   DECEMBER 31, 1996   DECEMBER 31, 1995      STAGE
                     --------------   --------------   -----------------   -----------------   ------------
                      (UNAUDITED)      (UNAUDITED)                                             (UNAUDITED)
REVENUES...........   $         --     $         --       $        --          $      --       $         --
                     --------------   --------------   -----------------   -----------------   ------------
COSTS AND EXPENSES:
  General and
     administrative
     (Note 6)......        149,373          104,632           491,988            735,524          1,376,885
  Product design
     costs.........         22,663           41,293            90,825             26,439            139,927
  Depreciation and
    amortization...         20,334           19,083            81,296             26,740            128,370
  Interest (Notes 3
     and 5)........         31,058          179,550           434,218             32,822            498,098
                     --------------   --------------   -----------------   -----------------   ------------
                           223,428          344,558         1,098,327            821,525          2,143,280
                     --------------   --------------   -----------------   -----------------   ------------
NET LOSS...........   $   (223,428)    $   (344,558)      $(1,098,327)         $(821,525)      $ (2,143,280)
                     --------------   --------------   -----------------   -----------------   ------------
                     --------------   --------------   -----------------   -----------------   ------------
NET LOSS PER SHARE
  (Note 6).........   $       (.07)    $       (.11)      $      (.35)         $    (.26)      $       (.69)
                     --------------   --------------   -----------------   -----------------   ------------
                     --------------   --------------   -----------------   -----------------   ------------
Weighted average
  number of shares
  of common stock
  outstanding (Note
  6)...............      3,114,000        3,114,000         3,114,000          3,114,000          3,114,000
                     --------------   --------------   -----------------   -----------------   ------------
                     --------------   --------------   -----------------   -----------------   ------------

                       See notes to financial statements

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                    (NOTE 6)



                               PREFERRED                                             DEFICIT
                                 STOCK           COMMON STOCK                      ACCUMULATED
                             -------------   --------------------    ADDITIONAL    DURING THE
                                      PAR                   PAR       PAID-IN      DEVELOPMENT
                             SHARES  VALUE    SHARES       VALUE      CAPITAL         STAGE         TOTAL
                             -----   -----   ---------    -------    ----------    -----------    ----------
Balance, April 25, 1995...      --   $  --          --    $    --    $       --    $        --    $       --
Issuance of stock for cash
  at inception............      --      --     240,000      2,400          (400)            --         2,000
Issuance of stock in
  exchange for notes
  payable.................      --      --   1,755,000     17,550       388,700             --       406,250
Issuance of stock for
  cash....................      --      --     429,000      4,290        94,460             --        98,750
Issuance of options.......      --      --          --         --       630,000             --       630,000
Net loss..................      --      --          --         --            --       (821,525)     (821,525)
                             -----   -----   ---------    -------    ----------    -----------    ----------
Balance, December 31,
  1995....................      --      --   2,424,000     24,240     1,112,760       (821,525)      315,475
Issuance of stock to
  bridge note holders
  (Note 4)................      --      --     480,000      4,800       301,200             --       306,000
Net loss..................      --      --          --         --            --     (1,098,327)   (1,098,327)
                             -----   -----   ---------    -------    ----------    -----------    ----------
Balance, December 31,
  1996....................      --   $  --   2,904,000    $29,040    $1,413,960    $(1,919,852)   $ (476,852)
Net Loss (unaudited)......      --      --          --         --            --       (223,428)     (223,428)
                             -----   -----   ---------    -------    ----------    -----------    ----------
Balance, March 31, 1997
  (unaudited).............      --   $  --   2,904,000    $29,040    $1,413,960    $(2,143,280)   $ (700,280)
                             -----   -----   ---------    -------    ----------    -----------    ----------
                             -----   -----   ---------    -------    ----------    -----------    ----------

                       See notes to financial statements

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                                                  PERIOD        CUMULATIVE
                           THREE MONTHS    THREE MONTHS                       APRIL 25, 1995      DURING
                              ENDED           ENDED          YEAR ENDED       (INCEPTION) TO    DEVELOPMENT
                          MARCH 31, 1997  MARCH 31, 1996  DECEMBER 31, 1996  DECEMBER 31, 1995     STAGE
                          --------------  --------------  -----------------  -----------------  -----------
                           (UNAUDITED)     (UNAUDITED)                                          (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss...............    $ (223,428)    $ (344,558)      $(1,098,327)        $(821,525)     $(2,143,280)
                          --------------  --------------  -----------------  -----------------  -----------
  Adjustments to
    reconcile net loss to
    net cash used in
    operations:
    Amortization and
      depreciation.......        20,334         19,083            81,296            26,740         128,370
    Amortization of
      imputed interest...            --        172,885           339,040            26,500         365,540
    Issuance of options..            --             --                --           630,000         630,000
    Increase in assets:
      Accounts
         Receivable......            --             --           (10,000)               --         (10,000)
      Other assets.......        (2,050)          (800)           (1,011)           (1,100)         (4,161)
    Increase in
      liabilities:
      Deferred revenue...            --             --            20,000                --          20,000
      Accrued expenses...        61,747        137,742           453,033            13,746         528,526
                          --------------  --------------  -----------------  -----------------  -----------
    Total adjustments....        80,031        328,910           882,358           695,886       1,658,275
                          --------------  --------------  -----------------  -----------------  -----------
Net cash used in
  operating activities...      (143,397)       (15,648)         (215,969)         (125,639)       (485,005)
                          --------------  --------------  -----------------  -----------------  -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition of licensed
    technology...........            --             --                --          (300,000)       (300,000)
  Acquisition of computer
    equipment............          (998)       (21,080)          (28,140)          (22,158)        (51,296)
                          --------------  --------------  -----------------  -----------------  -----------
Net cash used in
  investing activities...          (998)       (21,080)          (28,140)         (322,158)       (351,296)
                          --------------  --------------  -----------------  -----------------  -----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance
    of stock.............            --         15,500            15,500            85,250         100,750
  Proceeds from notes
    payable..............            --             --                --           406,250         406,250
  Increase in deferred
    offering costs.......        (3,348)      (155,678)         (291,162)               --        (294,510)
  Proceeds from Bridge
    notes payable........       164,000        400,000         1,200,000                --       1,364,000
  Repayment of notes
    payable..............            --             --          (700,000)               --        (700,000)
                          --------------  --------------  -----------------  -----------------  -----------
Net cash provided by
  financing
  activities.............       160,652        259,822           224,338           491,500         876,490
                          --------------  --------------  -----------------  -----------------  -----------
NET (DECREASE) INCREASE
  IN CASH AND CASH
  EQUIVALENTS............        16,257        223,094           (19,771)           43,703          40,189
CASH AND CASH
  EQUIVALENTS, beginning
  of period..............        23,932         43,703            43,703                --              --
                          --------------  --------------  -----------------  -----------------  -----------
CASH AND CASH
  EQUIVALENTS, end of
  period.................    $   40,189     $  266,797       $    23,932         $  43,703      $   40,189
                          --------------  --------------  -----------------  -----------------  -----------
                          --------------  --------------  -----------------  -----------------  -----------

                       See notes to financial statements

                               SPORTSTRAC, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1996
          PERIOD APRIL 25, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
                  THREE MONTHS ENDED MARCH 31, 1997 AND 1996
             (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED
                    MARCH 31, 1997 AND 1996 IS UNAUDITED)



1. ORGANIZATION AND NATURE OF OPERATIONS:


     SportsTrac, Inc. (the 'Company') is a Delaware Corporation which was formed on April 25, 1995. Subsequent to formation, the Company entered into a sublicense agreement providing it with the exclusive right to manufacture and market a hand-eye coordination device with sports related and sports entertainment applications (see Note 3). The Company's fiscal year end is December 31.

     The Company is in the development stage, as defined in Statement of Financial Accounting Standard No. 7 ('FAS 7'). To date, the Company has devoted its efforts to various organizational activities, including negotiating of a sublicense agreement, developing its business strategy, hiring management personnel, raising capital, and undertaking preliminary activities for the commencement of operations. The Company has not generated any revenue to date and is presently evaluating the commercial value of the product obtained under its sublicense agreement. Although the Company has obtained an exclusive sublicense for the manufacture and marketing rights to a certain hand-eye coordination device, there can be no assurance that the Company will be successful in marketing any such product under this license.


     As reflected in the accompanying financial statements, the Company has incurred cumulative losses of approximately $2,143,000. The Company has entered into a letter of intent with an underwriter for the public sale of the Company's securities (see Note 6). Management is of the opinion that the proceeds of this proposed offering will be sufficient for the completion of its presently contemplated product development activities and to meet the working capital needs of the Company for more than the twelve-month period following the successful completion of this proposed offering, including the payment of certain indebtedness of the Company. There can be no assurance that additional financing will not be required to significantly penetrate the market and for continued operations. If additional financing is required, there is no assurance that such funds will be available to the Company. In addition, there is no assurance that the proposed public offering will occur.


     The above factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts and classification of liabilities that might result should the Company be unable to continue as a going concern.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


  a. Depreciation and amortization

     Depreciation of computer equipment is computed using the straight-line method based over the estimated useful lives of the related assets (5 years).

     Amortization of licensed technology is computed using the straight-line method over the contractual period of the license (13 years).

     Amortization of financing costs in connection with bridge notes is computed using the straight-line method over a six month period.

                               SPORTSTRAC, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                         YEAR ENDED DECEMBER 31, 1996
          PERIOD APRIL 25, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
                  THREE MONTHS ENDED MARCH 31, 1997 AND 1996
             (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED
                    MARCH 31, 1997 AND 1996 IS UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)


  b. Income taxes

     Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  c. Statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  d. Research and development costs

     Research and development costs are expensed as incurred.


  e. Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  f. Stock-based compensation



     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, 'Accounting for Stock-Based Compensation' issued by the Financial Accounting Board. The Company measures compensation expense for its stock-based employees compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, 'Accounting for Stock Issued to Employees,' and will provide pro forma disclosures of net income/(loss) and earnings/(loss) per share as if the fair value-based method prescribed by SFAS 123 had been applied in measuring compensation expense. The effect on net earnings for 1995 and 1996 was immaterial.



3. LICENSED TECHNOLOGY:



     In August 1995, the Company entered into a thirteen year exclusive and world-wide sublicensing agreement for the rights to manufacture and market a hand-eye coordination device with sports related and sports entertainment applications for an aggregate price of $1,000,000. Certain of the Company's stockholders are also minority stockholders of the company in connection with the sublicensing agreement. The consideration consisted of a down payment of $300,000 and the issuance of a non-interest bearing $700,000 note as well as the issuance of warrants to purchase 180,000 shares of the Company's common stock at an exercise price of $4.17 per share (see Note 6c). These warrants were subsequently assigned and issued to related parties of the Company.

                               SPORTSTRAC, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                         YEAR ENDED DECEMBER 31, 1996
          PERIOD APRIL 25, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
                  THREE MONTHS ENDED MARCH 31, 1997 AND 1996
             (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED
                    MARCH 31, 1997 AND 1996 IS UNAUDITED)



3. LICENSED TECHNOLOGY:--(CONTINUED)



     In accordance with APB Opinion No. 21, 'Interest on Receivable and Payables,' this note ($700,000) has been discounted to reflect its present value ($640,460) on September 1, 1995, utilizing an imputed rate of 12%. Amortization of interest is calculated using the straight-line method over the respective terms of the related note. Interest expense for the periods ended December 31, 1996, March 31, 1996 and December 31, 1995 related to this note were $33,040, $19,885 and $26,500, respectively. During 1996, the Company repaid the $700,000 from the proceeds received as disclosed in Note 4. In addition, the seller is entitled to a royalty equal to 8 1/2% of the cash receipts from the sale of products or services containing the licensed technology, excluding any revenue from installation, maintenance, consulting or other cash receipts not directly or indirectly related to such technology.



4. BRIDGE NOTES PAYABLE:



     a. During January and February 1996, the Company received $400,000 from third parties ('Bridge Lenders'), bearing interest at 8% per annum. These notes were due and payable upon the earlier of (i) June 30, 1996 or (ii) the completion of a public offering of the Company's securities. On December 31, 1996, the Bridge Lenders extended the terms for payment to be the earlier of (i) the completion of a public offering of the Company's Securities, or (ii) January 31, 1998. In exchange for making the loans to the Company each Bridge Lender received a 'Bridge Note' and a 'Bridge Unit'. Each bridge unit is comprised of one share of common stock and five Class A Warrants. Each Class A Warrant is exercisable into one share of common stock at an exercise price of $6.50 per share during the four year period commencing one year from the effective date and may be redeemed if the market price of the common stock exceeds $9.00 per share. The total 480,000 shares of the Company's common stock represent a financing cost of $306,000 which was amortized over six months.


     The Company has agreed to register the shares of common stock included in the bridge units as well as the shares of common stock issuable upon exercise of the Class A Warrants in the first registration statement filed by the Company following the date of the loan.


     b. On April 19, 1996, the Company received an advance of $350,000 from a third party. This advance bears interest at the rate of 15% per annum and was used to pay off a portion of the note payable as disclosed in Note 3. On December 31, 1996, the terms for repayment of this note was extended to be the earlier of (i) the completion of a public offering of the Company's securities, or (ii) January 31, 1998.



     c. On August 22, 1996, the Company received an advance of $350,000 from one of the Bridge Lenders disclosed in Note 4a. This advance bears interest at the rate of 15% per annum and was used to pay off the balance of the note payable as disclosed in Note 3. On December 31, 1996 the terms for repayment of this note was extended to be the earlier of (i) the completion of a public offering of the Company's securities, or (ii) January 31, 1998.



     d. On October 11, 1996 and December 12, 1996, the Company received advances of $50,000 each from one of the Bridge Lenders disclosed in Note 4a. These advances bear interest at the rate of 10% per annum and are payable on February 28, 1997 and December 31, 1997. On December 31,1996, the terms for repayment of these notes were extended to be the earlier of (i) the completion of a public offering of the Company's securities, or (ii) January 31, 1998.

                               SPORTSTRAC, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                         YEAR ENDED DECEMBER 31, 1996
          PERIOD APRIL 25, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
                  THREE MONTHS ENDED MARCH 31, 1997 AND 1996
             (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED
                    MARCH 31, 1997 AND 1996 IS UNAUDITED)



4. BRIDGE NOTES PAYABLE:--(CONTINUED)



     e. During the months of January 1997 to March 1997, the Company received advances aggregating $164,000 from one of the bridge lenders. These notes bear interest at the rate of 10% per annum and are payable the earlier of (i) the completion of a public offering of the Company's securities, or (ii) January 31, 1998.




5. INCOME TAXES:



     At March 31, 1997, the Company had a net operating loss carryforward for federal income tax purposes of approximately $1,265,000, which is available to offset future federal taxable income, if any, through 2011. A 100% valuation allowance has been provided for the deferred tax asset resulting from the net operating loss carryforward. Other temporary differences are insignificant.



6. STOCKHOLDERS' EQUITY:


  a. Capitalization


     Pursuant to an amendment of the Company's certificate of incorporation in January 1996, the Company changed the number of authorized shares of common stock to 15,000,000 and authorized the issuance of 100,000 shares of preferred stock. All stock has a $.01 par value. Each share of common has one vote in all matters. The terms of the preferred stock are to be determined by the Board of Directors. In April 1995, the Company issued 240,000 shares of common stock for $2,000 ('Founders' Stock'). On January 17, 1996, the Company effected a 20 for 1 stock split. On March 29, 1996, the Company effected a 1.20 for 1 stock split. All references to number of shares and per share data in the financial statements and accompanying notes have been restated to reflect these stock splits as if it occurred as of April 25, 1995. As a result of the Company's 1.20 for 1 stock split a discount on the common shares of $400 has been recorded.



     During the period July 1995 through October 1995, the Company received advances aggregating $406,250 with interest at the rate of 10% per annum. On November 1, 1995, these notes were exchanged for 1,755,000 shares of common stock.



     In November 1995, the Company issued 429,000 shares of common stock for $98,750.



     During January 1996 and February 1996, the Company issued 480,000 shares of common stock in connection with certain bridge loans as disclosed in Note 4.


  b. Stock option plans


     In November 1995, the Company adopted an Incentive Stock Plan ('the 1995 Plan') consisting of qualified and nonqualified stock options, restricted stock awards and stock appreciation rights, covering 480,000 shares of the Company's common stock. Qualified stock options under the Incentive Stock Plan are granted at an exercise price not less than the fair market value at the date of grant. No option may be exercised more than 10 years after the date of grant and no option granted to a 10% stockholder or greater may be exercised more than 5 years after the date of grant.

     Non-qualified options, restricted stock awards and freestanding stock appreciation rights may also be granted with any exercise price.

                               SPORTSTRAC, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                         YEAR ENDED DECEMBER 31, 1996
          PERIOD APRIL 25, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
                  THREE MONTHS ENDED MARCH 31, 1997 AND 1996
             (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED
                    MARCH 31, 1997 AND 1996 IS UNAUDITED)



6. STOCKHOLDERS' EQUITY:--(CONTINUED)



     All such options are authorized and approved by the Incentive Stock Plan Administrative Committee at the time of issuance. During 1995, 174,000 qualified and 36,000 non-qualified stock options have been granted at exercise prices equal to $.25 per share or in some instances the greater of $.25 per share or 25% of the initial public offering price. Included in the accompanying statements of operations for the period ended December 31, 1995 under the caption 'General and Administrative Expenses' is an amount of $630,000 representing compensation expense for the aforementioned issuance of stock option using a fair value of $3.25 per share along with corresponding credit to additional paid-in capital.


  c. Warrants


     At March 31, 1997, the Company had outstanding warrants to purchase 180,000 shares of the Company's common stock at an exercise price of $4.17 per share. The warrants became exercisable on December 31, 1995 and expire on December 30, 2000.


  d. Loss per share


     Loss per share was computed by dividing net loss by the weighted number of shares outstanding. The inclusion of warrants has no impact on the calculation of loss per share using the treasury stock method.

     The Company is contemplating an initial public offering ('IPO'). Pursuant to Securities and Exchange Commission rules, common stock issued for consideration below the estimated IPO price during the 12 months before the filing of the registration statement has been included in the calculation of weighted average number of shares, as if such shares had been outstanding for all periods presented.


                                                                                                                    CUMULATIVE
                                                                                                                      DURING
                                                      MARCH 31,      MARCH 31,     DECEMBER 31,    DECEMBER 31,    DEVELOPMENT
                                                        1997           1996            1996            1995           STAGE
                                                     -----------    -----------    ------------    ------------    ------------
                                                     (UNAUDITED)    (UNAUDITED)                                    (UNAUDITED)
Applicable common and common stock equivalent
  shares:
  Weighted average shares of common stock
     outstanding during the period................    2,904,000      2,904,000       2,904,000       2,424,000        2,904,000
  Shares outstanding during the period resulting
     from the assumed exercise of stock options...      210,000        210,000         210,000         210,000          210,000
  Shares outstanding during period resulting from
     issuance in connection with bridge loans.....           --             --              --         480,000               --
                                                     -----------    -----------    ------------    ------------    ------------
  Weighted average shares of common stock and
     equivalents outstanding during the period....    3,114,000      3,114,000       3,114,000       3,114,000        3,114,000
                                                     -----------    -----------    ------------    ------------    ------------
                                                     -----------    -----------    ------------    ------------    ------------


  e. Reserved shares


     At March 31, 1997, the Company has 2,390,000 shares of common stock reserved for future issuances.

                               SPORTSTRAC, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                         YEAR ENDED DECEMBER 31, 1996
          PERIOD APRIL 25, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
                  THREE MONTHS ENDED MARCH 31, 1997 AND 1996
             (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED
                    MARCH 31, 1997 AND 1996 IS UNAUDITED)



6. STOCKHOLDERS' EQUITY:--(CONTINUED)


  f. Proposed public offering

     The Company intends to file a Registration statement on Form SB-2 in connection with a public offering of securities of the Company. The proposed transaction would be in the form of an offering consisting of a minimum number of shares of common stock. The proposed transaction, the maximum number of shares to be offered and the offering price will be dependent upon market conditions on the effective date. Accordingly, the extent to which this transaction will be successful, or if it will be successful at all, cannot be ascertained prior to its completion.


7. FAIR VALUE OF FINANCIAL INSTRUMENTS:



     Financial Accounting Standards Board Statement No. 107, which requires disclosures about the fair value of the Company's financial instruments. The methods and assumptions used to estimate the value of the following classes of financial instruments were:


          Current Assets and Current Liabilities: The carrying amount of cash and temporary cash investments, current receivables and payables and certain other short-term financial instruments approximate their fair value.

     The carrying amount and fair value of the Company's financial instruments are as follows:


                                     DECEMBER 31, 1996               MARCH 31, 1997
                                 --------------------------    --------------------------
                                  CARRYING                      CARRYING         FAIR
                                   AMOUNT       FAIR VALUE       AMOUNT          VALUE
                                 -----------    -----------    -----------    -----------
                                                               (UNAUDITED)    (UNAUDITED)
Cash and cash equivalents.....   $    23,932    $    23,932    $    40,189    $    40,189
Accounts receivable...........        10,000         10,000         10,000         10,000
Bridge notes payable..........     1,200,000      1,200,000      1,364,000      1,364,000
Other current liabilities.....       486,779        486,779        548,526        548,526



8. SUPPLEMENTARY INFORMATION--STATEMENT OF CASH FLOWS:



     During the period ended December 31, 1995, notes payable totaling $700,000 were issued for the purchase of licensed technology as disclosed in Note 3. Also, certain advances aggregating $406,250 were exchanged for 1,755,000 shares of common stock in satisfaction of repayment, as well as the issuance of 480,000 shares of the Company's common stock representing a financing cost of $306,000 in connection with certain bridge loans. No payments of interest or income taxes were made during the year ended December 31, 1996 and for the periods ended December 31, 1995, March 31, 1997 and 1996.



9. UNAUDITED FINANCIAL STATEMENTS:



     The financial statements as of March 31, 1997 and the three months ended March 31, 1997 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial statements for this interim period have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
     Prospectus Summary...............................................   3
       The Company....................................................   3
       The Offering...................................................   4
       Summary Financial Information..................................   5
     Risk Factors.....................................................   6
     Use of Proceeds..................................................  12
     Dilution.........................................................  13
     Capitalization...................................................  14
     Dividend Policy..................................................  14
     Bridge Financing.................................................  14
     Selected Financial Data..........................................  15
     Management's Discussion and Analysis of Financial Condition and
       Plan of Operations.............................................  16
     Business.........................................................  17
     Management.......................................................  28
     Principal Stockholders...........................................  32
     Certain Relationships and Related Transactions...................  35
     Description of Securities........................................  36
     Underwriting.....................................................  40
     Legal Matters....................................................  42
     Experts..........................................................  42
     Available Information............................................  42
     Financial Statements............................................. F-1


                            ------------------------


     UNTIL               , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                         675,000 SHARES OF COMMON STOCK

                                SPORTSTRAC, INC.

                            ------------------------
                                   PROSPECTUS
                            ------------------------


                             I. A. RABINOWITZ & CO.



                                            , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     In connection with the Offering, the Underwriters agreed to indemnify the Company, its directors, and each person who controls it within the meaning of
Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriters specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto.


     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Stockholders or otherwise.

     Article Eighth of the Company's Certificate of Incorporation provides for indemnification of officers and directors and Article Ninth eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law. Provisions for indemnification are also contained in Article VIII of the Company's By-Laws.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company does not currently have any liability insurance coverage for its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this Offering are as follows:



SEC filing fee..............................................   $ 13,229.15
The Nasdaq Small Cap Market filing fee......................   $ 10,000
NASD filing fee.............................................   $  3,865
Accounting fees and expenses*...............................   $ 75,000
Legal fees and expenses*....................................   $300,000
Blue Sky fees and expenses*.................................   $ 55,000
Printing and engraving*.....................................   $ 40,000
Transfer Agent's and Registrar's fees.......................   $  2,500
Miscellaneous expenses*.....................................   $    405.85
                                                               -----------
Total.......................................................   $500,000
                                                               -----------
                                                               -----------

------------------
* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended:

     From inception to November 1995, the Company issued an aggregate of 2,424,000 shares of its common stock to 14 shareholders (Jelsin Investment Limited, K.A.M. Group, Inc., Kanter Family Foundation, Janis Kanter, Joel Kanter, Joshua Kanter, M.D. Funding, Inc., Michael Mellman, Marc Silverman, W.S. Ventures, The Holding Company, Windy City, Inc., Rick Alber and Bigelow Ventures, Inc.) for aggregate consideration of $507,000. On December 31, 1995 the Company issued warrants to purchase up to 180,000 shares of Common Stock at an exercise price of $4.17 ( adjusted for the Company's March stock split) per share through December 30, 2000. These warrants were issued to Burton Kanter and Elliott Steinberg. The right to receive these warrants were initially granted to BFI (on August 30, 1995) pursuant to the sublicence agreement (although such warrants as issued contain different terms as initially contemplated). BFI assigned such rights (on October 16, 1995) to Messrs. Kanter and Steinberg in connection with the waiver of defaults relating to unsecured loans of $54,450 and $237,660, respectively, owed by BFI to such persons (and affiliates), the deferment of payment of such obligations of BFI and the conversion of such obligations of BFI into shares of capital stock of BFI upon the closing of the initial public offering of BFI if the same occurs prior to December 31, 1996 (otherwise such obligations will become due and payable). On February 19, 1996, these warrants were subsequently assigned to Sheridan Ventures, Ltd. and Rainy Day Holdings.


     From December 1995, through February 1996, the Company borrowed an aggregate of $400,000 from ten (10) lenders (the 'Bridge Lenders'): Ulster

Investments Ltd ($100,000); The Holding Company ($65,000); Dune Holdings, Inc. ($100,000); Solomon A. Weisgal, as trustee ($15,000); Howard Kirschbaum as Custodian for Brian Kirschbaum under the Uniform Gift to Minors Act ($5,000); Scott Sinar ($5,000); Matthew Harriton ($20,000); John LaFalce ($10,000); Michael Lulkin ($30,000); and Hartley T. Bernstein ($50,000). None of the Bridge Lenders are affiliated with the Company other than Solomon A. Weisgal, a director of the Company and The Holding Company, a principal Stockholder of the Company. Burton W. Kanter is the President of The Holding Company. Mr. Kanter is the father of Joel Kanter, a principal stockholder of the Company and Josh Kanter, a director and Secretary of the Company. Ulster Investment Ltd. Is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are the members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Josh Kanter, Joel Kanter and Janis Kanter, all of whom are shareholders of the Company. In exchange for making loans to the Company, each Bridge Lender received (i) a promissory note (each a 'Bridge Note') and (ii) Bridge Units (aggregate 400,000 of such Bridge Units). Each of the Bridge Units is comprised of one (1) share of Common Stock and five
(5) Class A Warrants. Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) January 31, 1998 or (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See 'Use of Proceeds.' The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. With respect to the bridge financing, the Company did not engage a placement agent, the Bridge Lenders were identified by the Company's officers and directors, and no other solicitations were made. See 'Description of Securities.'


     The Company has relied on Section 4(2) of the Securities Act of 1933, as amended, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering.

     All of the aforesaid securities have been appropriately marked with a restricted legend and are 'restricted securities' as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the Registrant, its business, financial and other matters. Transactions by the Registrant involving the sales of these securities set forth above were issued pursuant to the 'private placement' exemptions under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The Registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The Transfer Agent and registrar of the Registrant will be instructed to mark 'stop transfer' on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an exemption therefrom is determined.

ITEM 27. EXHIBITS.


EXHIBIT
 NUMBER  DESCRIPTION
-------- -----------------------------------------------------------------------
 1.01    -- Form of Underwriting Agreement.*

 1.02    -- Form of Selected Dealers Agreement.*

 1.03    -- Form of Financial Consulting Agreement.*

 3.01    -- Certificate of Incorporation of the Company.

 3.02    -- By-Laws of the Company.

 4.01    -- Specimen Certificate for shares of Common Stock.

 4.02    -- Specimen Certificate for Class A Warrants.

 4.03    -- Form of Warrant Agreement.

 4.04    -- Form of Underwriter's Purchase Option.*

 4.06    -- Intentionally Omitted.

 4.07    -- Intentionally Omitted.

 5.01    -- Opinion of Bernstein & Wasserman, LLP, counsel to the Company.*

10.01    -- Intentionally omitted.

10.02    -- 1995 Stock Plan.

10.03    -- Sublicense Agreement dated as of August 30, 1995 between Company and
            Biofactors, Inc.

10.04    -- Agreement dated as of August 30, 1995 by and among Systems
            Technology, Inc., Biofactors, Inc. and the Company.

10.05    -- Bridge Loan Agreements and Related Promissory Notes.

10.06(A) -- Amended Bridge Loan Agreements.

10.06(B) -- Amended Bridge Loan Agreements dated June 27, 1996.

10.06(C) -- Amended Bridge Loan Agreements dated July 31, 1996.

10.06(D) -- Amended Bridge Loan Agreements dated September 4, 1996.


10.06(E) -- Amended Bridge Loan Agreements dated December 31, 1996.*

10.07    -- The Study.

10.08    -- Agreement dated August 8, 1996 between the Company and The Palm
            Springs Suns

10.09    -- Agreement dated August 8, 1996 between the Company and U.S. Golf,
            Inc.

23.01    -- Consent of Bernstein & Wasserman, LLP (to be included in Exhibit
            5.01).

23.02    -- Consent of Holtz Rubenstein & Co., LLP, Independent Certified Public
            Accountants.*

99.01    -- Consent of Matthew Wilson.

99.02    -- Consent of Stanley Johnson.

99.03    -- Consent of R. Wade Allen.

99.04    -- Consent of Dr. Michael Mellman.

99.05    -- Consent of Marc Silverman.

------------------
* Filed herewith. All other Exhibits previously filed.

ITEM 28. UNDERTAKINGS.

     (a) Rule 415 Offering

     The undersigned Registrant will:

          1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Act;

           (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

          2. For determining liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (b) Equity Offerings of Nonreporting Small Business Issuers

     The undersigned Registrant will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c) Indemnification

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A

     The undersigned Registrant will:

          1. For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

          2. For any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in New York on May 5, 1997.

                                        SPORTSTRAC, INC.

                                        By:       /s/ MARC R. SILVERMAN
                                            -----------------------------------
                                                    Marc R. Silverman
                                            President, Chief Executive Officer,
                                            Chief Financial Officer, Principal
                                            Accounting Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                           TITLE                       DATE
-------------------------  ----------------------------------------  -----------
 /s/ MICHAEL MELLMAN, MD   Chairman of the Board and Director        May 5, 1997
-------------------------
   Michael Mellman, MD

  /s/ MARC R. SILVERMAN    Chief Executive Officer, President,       May 5, 1997
-------------------------  Chief Financial Officer, Principal
    Marc R. Silverman      Accounting Officer and Director

  /s/ ELLIOT STEINBERG     Director                                  May 5, 1997
-------------------------
    Elliot Steinberg

 /s/ SOLOMON A. WEISGAL    Director                                  May 5, 1997
-------------------------
   Solomon A. Weisgal

  /s/ JOSHUA S. KANTER     Director and Secretary                    May 5, 1997
-------------------------
    Joshua S. Kanter

                                 EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
 NUMBER  DESCRIPTION                                                   PAGE NO.
-------- ------------------------------------------------------------ ----------
 1.01    -- Form of Underwriting Agreement.*

 1.02    -- Form of Selected Dealers Agreement.*

 1.03    -- Form of Financial Consulting Agreement.*

 3.01    -- Certificate of Incorporation of the Company.

 3.02    -- By-Laws of the Company.

 4.01    -- Specimen Certificate for shares of Common Stock.

 4.02    -- Specimen Certificate for Class A Warrants.

 4.03    -- Form of Warrant Agreement.

 4.04    -- Form of Underwriter's Purchase Option.*

 4.06    -- Intentionally Omitted.

 4.07    -- Intentionally Omitted.

 5.01    -- Opinion of Bernstein & Wasserman, LLP, counsel to the
            Company.*

10.01    -- Intentionally omitted.

10.02    -- 1995 Stock Plan.

10.03    -- Sublicense Agreement dated as of August 30, 1995 between
            Company and Biofactors, Inc.

10.04    -- Agreement dated as of August 30, 1995 by and among Systems
            Technology, Inc., Biofactors, Inc. and the Company.

10.05    -- Bridge Loan Agreements and Related Promissory Notes.

10.06(A) -- Amended Bridge Loan Agreements.

10.06(B) -- Amended Bridge Loan Agreements dated June 27, 1996.

10.06(C) -- Amended Bridge Loan Agreements dated July 31, 1996.

10.06(D) -- Amended Bridge Loan Agreements dated September 4, 1996.

10.06(E) -- Amended Bridge Loan Agreements dated December 31, 1996.*

10.07    -- The Study.

10.08    -- Agreement dated August 8, 1996 between the Company and The
            Palm Springs Suns

10.09    -- Agreement dated August 8, 1996 between the Company and
            U.S. Golf, Inc.

23.01    -- Consent of Bernstein & Wasserman, LLP (to be included in
            Exhibit 5.01).

23.02    -- Consent of Holtz Rubenstein & Co., LLP, Independent
            Certified Public Accountants.*

99.01    -- Consent of Matthew Wilson.

99.02    -- Consent of Stanley Johnson.

99.03    -- Consent of R. Wade Allen.

99.04    -- Consent of Dr. Michael Mellman.

99.05    -- Consent of Marc Silverman.

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* Filed herewith. All other Exhibits previously filed.